Exhibit 2.1

[Translation]

EXECUTION COPY

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement on Support for Reorganization Companies

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Micron Technology, Inc. (the “Sponsor”) and Nobuaki Kobayashi and Yukio Sakamoto as the trustees of the Reorganization Company and the Akita Reorganization Company (collectively, the “Initial Trustees”) enter into this agreement as follows in relation to

•             payments of funds for reorganization claims, etc., and common benefit claims to Both Reorganization Companies by the Sponsor’s share subscription and other financial support, etc., of the Reorganization Company and the Akita Reorganization Company in Both Companies’ Reorganization Proceedings and

•             other various kinds of support, etc., to be provided to the Reorganization Company and the Akita Reorganization Company

in accordance with the purpose provided for in Article 1 (this agreement as executed, this “Agreement”).

Chapter 1                                        General Provisions

Article 1                                              Purpose of this Agreement

The purpose of this Agreement is to set forth the terms and conditions pursuant to which:

(1)         financial support will be provided by the Sponsor and used for the payment of Both Companies’ Reorganization Claims and the Both Companies’ Specified Common Benefit Claims in Both Companies’ Reorganization Proceedings,

(2)         the Sponsor will acquire direct ownership of 100% of the outstanding equity of the Reorganization Company and indirect ownership of 100% of the outstanding equity of the Akita Reorganization Company, in consideration for the Equity Investment Amount to be used in whole or in part to support payment of Both Companies’ Reorganization Claims and the Both Companies’ Specified Common Benefit Claims,

(3)         the Trustees will prepare and support Both Companies’ Reorganization Plan Proposals and implement Both Companies’ Reorganization Plans in accordance with this Agreement, and

(4)         the reorganization of the businesses of Both Reorganization Companies through the support, etc., to be provided to Both Reorganization Companies will occur.

Article 2                                              Definitions

In this Agreement, the following terms have the following meanings.

Defined Term	Definition

Sponsor	has the meaning defined at the start of this Agreement.

Initial Trustees	has the meaning defined at the start of this Agreement.

Trustees

The Initial Trustees, for so long as they are serving as trustees of Both Reorganization Companies, and any other person appointed by Both Companies’ Courts as a trustee of Both Reorganization Companies after the Execution Date, but excluding the Business Trustee.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Agreement	has the meaning defined at the start of this Agreement.

	Rexchip	Rexchip Electronics Corporation

Definitions relating to the Reorganization Company

1	Reorganization Company	Elpida Memory, Inc.

2	Reorganization Case	Corporate reorganization case involving the Reorganization Company (Tokyo District Court 2012 (Mi) No. 1)

3	Reorganization Proceedings	Reorganization proceedings for the Reorganization Case

4	Court	The court corresponding to the court provided for in Article 2, Paragraph 5, of the Corporate Reorganization Act in the Reorganization Case

5	Examiner	Examiner appointed by the Court in the Reorganization Case

6	Reorganization Claims

Reorganization claims corresponding to the reorganization claims, etc., provided for in the main text of Article 2, Paragraph 12, of the Corporate Reorganization Act in the Reorganization Case (limited to those for which a filing of reorganization claims, etc., permitted by Law has been made)

7	Specified Common Benefit Claims	Those common benefit claims in the Reorganization Case that are set out in Section 1 of the Attachment 1

8	Reorganization Plan Proposal	The reorganization plan proposal to be submitted to the Court by the Trustees in the Reorganization Case

9	Reorganization Plan	The reorganization plan in respect of the Reorganization Plan Proposal that has been resolved in accordance with the Corporate Reorganization Act and that has been approved by the Court

10	Capital Reduction and Increase	has the meaning defined in Article 14.2

11	Trustees’ Account	has the meaning defined in Article 4.1

Definitions relating to the Akita Reorganization Company

1	Akita Reorganization Company	Akita Elpida Memory, Inc.

2	Akita Reorganization Case	Corporate reorganization case involving the Akita Reorganization Company (Tokyo District Court 2012 (Mi) No. 2)

3	Akita Reorganization Proceedings	Reorganization proceedings for the Akita Reorganization Case

4	Akita Court	The court corresponding to the court provided for in Article 2,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Paragraph 5, of the Corporate Reorganization Act in the Akita Reorganization Case

5	Akita Examiner	Examiner appointed by the Akita Court in the Akita Reorganization Case

6	Akita Reorganization Claims

Reorganization claims corresponding to the reorganization claims, etc., provided for in the main text of Article 2, Paragraph 12, of the Corporate Reorganization Act in the Akita Reorganization Case (limited to those for which a filing of reorganization claims, etc., permitted by Law has been made)

7	Akita Specified Common Benefit Claims	Those common benefit claims in the Akita Reorganization Case that are set out in Section 2 of the Attachment 1

8	Akita Reorganization Plan Proposal	The reorganization plan proposal to be submitted to the Akita Court by the Trustees in the Akita Reorganization Case

9	Akita Reorganization Plan	The reorganization plan in respect of the Akita Reorganization Plan Proposal that has been resolved in accordance with the Corporate Reorganization Act that has been approved by the Akita Court

10	Akita Trustees’ Account	has the meaning defined in Article 4.1

Definitions relating to Both Reorganization Companies (each following definition shall mean when used either both items or each item as context requires)

1	Both Reorganization Companies	The Reorganization Company and the Akita Reorganization Company

2	Both Companies’ Reorganization Cases	The Reorganization Case and the Akita Reorganization Case

3	Both Companies’ Reorganization Proceedings	The Reorganization Proceedings and the Akita Reorganization Proceedings

4	Both Companies’ Courts	The Court and the Akita Court

5	Both Companies’ Examiners	The Examiner and the Akita Examiner

6	Both Companies’ Reorganization Claims	The Reorganization Claims and the Akita Reorganization Claims

7	Both Companies’ Specified Common Benefit Claims	The Specified Common Benefit Claims and the Akita Specified Common Benefit Claims

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8	Both Companies’ Reorganization Plan Proposals	The Reorganization Plan Proposal and the Akita Reorganization Plan Proposal

9	Both Companies’ Reorganization Plans	The Reorganization Plan and the Akita Reorganization Plan

10	Both Companies’ Trustees’ Accounts	The Trustees’ Account and the Akita Trustees’ Account

11	Business Trustee	has the meaning defined in Article 17.1

Other definitions

1	Financial Support	has the meaning defined in Article 3.1

2	CapEx Facility Term Sheet	has the meaning defined in Article 6.2

3	Cash Contribution Amount	has the meaning defined in Article 14.2

4	Changed Party	has the meaning defined in Article 30

5	Non-Changed Party	has the meaning defined in Article 30

6	Closing Date	has the meaning defined in Article 3.3

7	Closing Payment	has the meaning defined in Article 3.1(1)(i)

8	Closing Payment Amount	has the meaning defined in Article 3.1(1)(i)

9	Closing Payment Date	has the meaning defined in Article 3.1(1)(i)

10	Closing	has the meaning defined in Article 14.2

11	Deposit	has the meaning defined in Article 5.1

12	DIP Credit Line	The loans extended or available under the DIP Credit Line Agreement

13	DIP Credit Line Agreement	The loan documentation entered into in accordance with the DIP Term Sheet

14	DIP Term Sheet	The “Term Sheet — Debtor-In-Possession Financing” attached hereto as Attachment 6.1

15	Equity Investment Amount	has the meaning defined in Article 14.1(1)

16	Escrow Agreement	has the meaning defined in Article 3.3(1)

17	Escrow Agent	has the meaning defined in Article 3.3(1)

18	Execution Date	The date on which this Agreement is executed and delivered by Sponsor and the Trustees.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19	Existing DIP Financing	has the meaning defined in Article 6.1

20	Extended Outside Date	has the meaning defined in Article 25.1(2).

21	[*] Claims	[*]

22	Adjustment Amount

The amount equal to the sum of (x) the amount of Prepaid Claims in excess of 30 oku Yen, (y) the amount paid or payable in respect of [*] Claims, together with any other amounts with respect to [*] Claims as agreed between the Trustees and the Sponsor and (z) an amount equal to the Net Available Cash Shortfall determined in accordance with Attachment 20.2 hereto.

23	Indemnity Claim Settlement Date	has the meaning defined in Article 23.4

24	Installment Payments	has the meaning defined in Article 3.1(1)(ii)

25	Interim Business Plan

The consolidated Reorganization Company business plan covering the period from 1 July 2012 through the earlier of the date the Closing occurs and 31 December 2013, including the assumptions with respect to the operation of the business either expressly set forth therein or implied thereby, all as set forth in the interim business plan delivered to Sponsor by the Trustees concurrently herewith under cover of a letter executed by the Sponsor and the Trustees identifying it as such

26	Alternative Proposal	has the meaning defined in Article 10.13

27	Installment Payment Date	The dates on which the Installment Payments are due pursuant to Article 13

28	Interim Period	The period commencing on the Execution Date and continuing through the earlier to occur of (i) the date the Closing occurs and (ii) the date this Agreement is terminated in accordance with its terms

29	Optimal CapEx	has the meaning defined in Article 12.2

30	Outside Date	has the meaning defined in Article 25.1(2)

31	Performance of this Agreement	The execution of this Agreement and the performance of the obligations under this Agreement

32	Powerchip	Powerchip Technology Corporation, a corporation organized under the Laws of the ROC

33	Powerchip Purchase	The Share Purchase Agreement dated as of July 2, 2012 between

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Agreement	the Sponsor, Powerchip and the other parties thereto

34	Powerchip Existing Licenses	The “Existing Licenses” as defined in the Powerchip Purchase Agreement

35	Powerchip New Licenses	The “New Licenses” as defined in the Powerchip Purchase Agreement

36	Powerchip Standstill Agreement	The “Standstill Agreement” as defined in the Powerchip Purchase Agreement

37	Prepaid Claims

Both Companies’ Specified Common Benefit Claims and reorganization claims, etc. held against Both Reorganization Companies that have been prepaid on or after the date of the filing for commencement of Both Companies’ Reorganization Proceedings and prior to the Closing Date (such “prepayments” shall include any offset and any other act that would have substantially similar effect of repayment, and such “reorganization claims, etc.” shall exclude any amounts paid or payable with respect to [*] Claims); provided, that the prepayments (including any offsets) made by Both Reorganization Companies identified on Attachment 3 to this Sponsor Agreement shall not be Prepaid Claims.

38	Reduced Commitment	has the meaning defined in Article 12.2

39	Regulatory Approvals	has the meaning defined in Article 19.2

40	Related Company

Related Company as that term is defined in Article 2, Paragraph 3, Item 22, of the Ordinance on Accounting of Companies, and, with respect to Article 2 (definitions of “Both Reorganization Companies’ Material Adverse Change” and “Rexchip Material Adverse Change”), 10.11, 10.12, 10.16, 20.2(6) and 26.5 only, TeraPower and TeraProbe (regardless of whether such entities otherwise fall within such definition)

41	Required Financial Statements	has the meaning defined in Article 10.14

42	8-K Financial Statements	has the meaning defined in Article 10.14

43	Sponsor Financing	has the meaning defined in Article 10.16

	Sponsor CapEx Financing	has the meaning defined in Article 6.2

44	Third Party DIP Financing	Debtor-in-possession financing provided by a third party to Both Reorganization Companies prior to Closing

45	Third Party CapEx Financing	has the meaning defined in Article 6.2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

46	Confidentiality Agreement	has the meaning defined in Article 26.1

47	Confidential Information	has the meaning defined in the Confidentiality Agreement

48	Business Day

A day that is not any of the following days: (i) Sunday, (ii) Saturday, (iii) a holiday provided for in the National Holidays Act or any day on which banks operating in the states of Idaho or New York, USA are authorized or required to be closed (iv) January 2, (v) January 3, or (vi) December 29, 30, or 31; it being agreed that if any action is required to be taken pursuant to this Agreement on a day that is not a Business Day, it shall be taken on the next succeeding Business Day

49	Law	Applicable laws, ordinance, orders, regulations, and other similar rules of Japan or a country other than Japan

50	Net Available Cash	has the meaning defined in Attachment 20.2

51	Sponsor Designee	has the meaning defined in Article 12.3

52	Specified Contract	The contract identified in the letter executed concurrently with the Sponsor Agreement by the Sponsor and the Initial Trustees identifying the Interim Business Plan, as in effect on the date hereof

53	Both Reorganization Companies Material Adverse Change

Any state of facts, change, event, violation, inaccuracy, effect, condition, circumstance, occurrence or development (any such item, a “Change”) that, individually or taken together with all other Changes that have occurred on or after the Execution Date and on or prior to the date of determination of the occurrence of the Both Reorganization Companies Material Adverse Change, is or would reasonably be expected to (i) be materially adverse to the business (including relationships with material customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of the Both Reorganization Companies and its Related Companies, taken as a whole, or (ii) be materially adverse to the ability of the Sponsor to operate the business of the Both Reorganization Companies and its Related Companies immediately following the Closing in substantially the same manner as such business is conducted by the Both Reorganization Companies and its Related Companies as of the Execution Date; provided, however, that no Change shall be deemed (individually or in the aggregate) to constitute, nor shall be taken into account in determining whether there has been or may be, a Both Reorganization Companies Material Adverse Change, to the extent that such Change arises out of (x) a general deterioration in the economy or in the economic

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conditions prevalent in the industry in which Both Reorganization Companies and the Related Companies operate, but only to the extent Both Reorganization Companies and the Related Companies are not disproportionately affected thereby or (y) a strengthening of the Japanese Yen relative to other major currencies.

54	Rexchip Material Adverse Change

With respect to Rexchip, (A) any Change that, individually or taken together with all other Changes that have occurred on or after the Execution Date and on or prior to the date of determination of the occurrence of the Rexchip Material Adverse Change, is or would reasonably be expected to be materially adverse to the business (including relationships with material customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of Rexchip; provided, however, that no Change shall be deemed (individually or in the aggregate) to constitute, nor shall be taken into account in determining whether there has been or may be, a Rexchip Material Adverse Change, to the extent that such Change (x) arises out of a general deterioration in the economy or in the economic conditions prevalent in the industry in which Rexchip operates, but only to the extent Rexchip not disproportionately affected thereby, (y) is in accordance with the Powerchip Purchase Agreement or the Powerchip Standstill Agreement or (z) arises out of a strengthening of the Taiwan dollar relative to other major currencies; or (B) an Insolvency Event by or involving Rexchip. “Insolvency Event” means, with respect to Rexchip, if Rexchip (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee, liquidator or the like of itself or all or a substantial portion of its assets; (ii) makes a general assignment for the benefit of, or a composition with, creditors; (iii) is adjudicated for bankruptcy or insolvency, or declared bankrupt or insolvent; (iv) files a petition seeking to take advantage of any other Laws relating to bankruptcy, suspension of payments, insolvency, reorganization, rehabilitation, dissolution, liquidation, winding up, composition or adjustment of debts; (v) has a petition filed against it in an involuntary case under any such Laws; (vi) acquiesces in, or fails to controvert in a timely manner, any petition filed against it in an involuntary case under any such Laws; or (vii) takes any action for the purpose of effecting any of the foregoing; provided, that neither (X) negotiations with creditors for extension of terms of outstanding loans, amendments to the terms and conditions of outstanding loans, or for refinancing of outstanding loans; nor

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(Y) applications or requests by Rexchip for government or third party assistance in connection with the matters described in clause (X) above shall be, in and of themselves, an “Insolvency Event” for purposes of the definition of “Rexchip Material Adverse Change”

55	JBIC	has the meaning defined in Article 10.18(4)

56	[*]	has the meaning defined in Article 10.19

Article 3                                              Outline of this Agreement

1                               The support contemplated to be provided by the Sponsor to Both Reorganization Companies under this Agreement is as set out in Items (1) through (3).

(1)                       Support by the Sponsor of the payments by the Both Reorganization Companies of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims in an aggregate amount of 2,000 oku yen, less the Adjustment Amount, in accordance with the following details (the aggregate amount of such support, the “Financial Support”):

(i)                          payment, on a date reasonably determined by the Trustees (no later than three (3) months following the Closing Date) (the “Closing Payment Date”), in respect of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims in an amount aggregating to (A) 600 oku yen minus (B) the Adjustment Amount (the amount after that reduction, the “Closing Payment Amount”) (that payment, the “Closing Payment”); provided, that the payment of Both Companies’ Specified Common Benefit Claims may be made over time following the Closing Date as and when required,

(ii)                       installment payments by Both Reorganization Companies in respect of Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims (limited to the claims described in Attachment 1, Specified Common Benefit Claims Items 1 and 2, and Akita Specified Common Benefit Claims Items 1 and 2) in the total amount of 1,400 oku yen in accordance with Article 16.2 (the “Installment Payments”).

(2)                       Support for financing necessary for operations of the Reorganization Company in accordance with Article 6.

(3)                       Other support (those provided for in Article 7 and other provisions of this Agreement).

2                               Payments of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims are made only through the Closing Payment and the Installment Payments, except for any prepayments before the Closing, and are made only by Both Reorganization Companies; and the Trustees apply (x) the amount remaining after deducting the amount equal to Both Companies’ Specified Common Benefit Claims (that are not Prepaid Claims) from the Financial Support to (y) payment of Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans; and any

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

amount of Both Companies’ Reorganization Claims remaining after any such prepayments and after deducting the amount of the Closing Payment (in respect of Both Companies’ Reorganization Claims) and Installment Payments (in respect of Both Companies’ Reorganization Claims) is discharged under Both Companies’ Reorganization Plans: (1) to the greatest extent possible upon the issuance of the orders of approval of Both Companies’ Reorganization Plans and (2) to the greatest extent possible from time to time thereafter, as promptly as practicable following the fixing and determination of any Both Companies’ Reorganization Claims that were not fixed and determined as of the issuance of such order of approval.  The Trustees agree with the Sponsor that the cumulative effect of discharges of claims pursuant to Both Companies’ Reorganization Plans will ensure that the aggregate liability for all Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims will not exceed the Financial Support.

3                               The outline in chronological order of the main events scheduled to be carried out in accordance with this Agreement is as set out in Items (1) through (9) below.

(1)                       The Sponsor deposits the money equal to the Deposit (3% of the Equity Investment Amount) with an escrow agent (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”) in each case separately agreed to between the Sponsor and the Trustees before the passing of five (5) Business Days counting from the later of (x) the Execution Date or (y) the date the approval of Both Companies’ Courts are obtained pursuant to Article 35.

(2)                       (A)                    Payments of common benefit claims in Both Companies’ Reorganization Proceedings due during the period from the execution date of this Agreement to before the Closing are made using the property of Both Reorganization Companies (cash and cash deposits are not excluded) and funds from a third party under any Third Party DIP Financing.

(B)                    With respect to decisions of Both Reorganization Companies during the Interim Period, in accordance with Articles 10 and 12 hereof,

(a)                       the Trustees make the decisions relating to the operation of business and

(b)                       the Trustees make the decisions with respect to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings (including the examination of claims, valuation of property, preparation and submission of reorganization plan proposals, and any other matters whatsoever relating to carrying out reorganization proceedings in Both Companies’ Reorganization Proceedings).

(3)                       The Trustees prepare Both Companies’ Reorganization Plan Proposals and obtain their resolutions and, after they have been resolved, an order of approval of a reorganization plan.

(4)                       The Trustees stipulate the Closing Date in accordance with Both Companies’ Reorganization Plans after obtaining approvals from Both Companies’ Courts. The Closing Date is the day on which Companies’ Capital Reduction and Increase is to be effected and is either (A) the first Business Day that is at least 10 days after the day on which all of the conditions precedent provided for in Articles 20.1 and 20.2 are satisfied

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or all conditions that have not been satisfied (if any) are waived (other than those conditions that by their nature are or must be satisfied at Closing) and that is a fiscal month end of the Sponsor or (B) any other day agreed to between the Sponsor and the Trustees (that day, the “Closing Date”).

(5)                       [Intentionally left blank]

(6)                       (i)         On the Closing Date, the Sponsor pays the total paid in amount equal to the Equity Investment Amount (600 oku yen) in accordance with the Capital Reduction and Increase and becomes the sole shareholder of the Reorganization Company, all in accordance with Article 14; and (ii) as promptly as practicable, but in no event later than three (3) Business Days following the Closing Date, the Trustees cause the Reorganization Company to provide the Akita Reorganization Company, by way of a subscription for shares or a loan, the funds necessary for the Closing Payment for the Akita Reorganization Claims and the Akita Specified Common Benefit Claims, all in accordance with Article 14-2.

(7)                       The Trustees shall repay the amount equal to the Closing Payment Amount from the Both Companies’ Trustees’ Account to (A) satisfy Both Companies’ Specified Common Benefit Claims over time on and after the Closing Date and (B) satisfy Both Companies’ Reorganization Claims on the Closing Payment Date, in each case in accordance with Both Companies’ Reorganization Plans.

(8)                       After the Closing Payment Date,

(A)                    the repayment of Both Companies’ Reorganization Claims under Both Companies’ Reorganization Plans (excluding any portions discharged under Both Companies’ Reorganization Plans or paid as contemplated by clause (7) above) are made only within an amount of the Installment Payments, and

(B)                    the Business Trustee is appointed, and with respect to decisions of Both Reorganization Companies, in accordance with Article 17,

(a)                       the Business Trustee makes the decisions relating to the operation of business and

(b)                       the Trustees make the decisions with respect to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings.

(9)                       The Trustees files a petition for a completion of Both Companies’ Reorganization Proceedings as promptly as possible, and Both Companies’ Reorganization Proceedings complete.

4                           The provisions of Paragraph 1 through to the preceding paragraph merely set out an outline of this Agreement; the specific provisions from and including Article 4 take precedence over this outline.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 4                                              The Trustees’ Account

1                               The Trustees shall designate a deposit account for managing the payment of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims (in this Agreement, the deposit account designated for the Reorganization Company, the “Trustees’ Account,” and the deposit account designated for the Akita Reorganization Company, the “Akita Trustees’ Account”).

2                               The Trustees have the power to do all acts whatsoever, including managing and making deposits into and withdrawals from Both Companies’ Trustees’ Accounts, in accordance with this Agreement and the Both Companies’ Reorganization Plans.

3                               On the Closing Payment Date, any balance in Both Companies’ Trustees’ Accounts of the total amount of the Cash Contribution Amount and Deposit after deducting the amount equal to the Closing Payment shall be promptly transferred to the accounts managed by Both Companies.

4                               Unless the Trustee notifies the Sponsor in writing at least 30 days prior to an Installment Payment Date that the Installment Payment scheduled to be made on such Installment Date should be paid directly by Both Reorganization Companies (in which case the Trustee shall furnish the Business Trustee all necessary information required to process such payments concurrently with the delivery of such notice), then, no later than two (2) Business Days prior to each Installment Payment Date (which period shall be up to five (5) Business Days if requested by prior written notice from the Trustees to address administrative payment processing considerations), the Business Trustee shall cause Both Reorganization Companies to deposit an amount, in immediately available funds, equal to the installment payment due on such Installment Payment Date into Both Companies’ Trustees’ Accounts in accordance with the terms of Article 16.2 and Both Companies’ Reorganization Plans.

Article 5                                              The Deposit

1                               The Sponsor shall, before the passing of five (5) Business Days counting from the later of (x) the Execution Date or (y) the date the approval of Both Companies’ Courts are obtained pursuant to Article 35, deposit 18 oku yen (3% of the Equity Investment Amount) in cash with the Escrow Agent in accordance with the Escrow Agreement (the money to be so deposited, in this Agreement, the “Deposit”).

2                               If

(1)                       a representation or warranty made by the Sponsor under Article 18.1 is untrue or inaccurate in a material respect or

(2)                       the Sponsor materially breaches an obligation under this Agreement and the Sponsor, in either case notwithstanding being requested to cure, is not able to cure even after the passing of a reasonable period necessary for curing, and this Agreement is cancelled by the Trustees under Article 25.1(1), then the Deposit may be forfeited as a penalty.  In such case, the Trustees shall be entitled to an immediate return of the money deposited with the Escrow Agent directly from the Escrow Agent in accordance with the terms of the Escrow Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3                               If

(1)                       a representation or warranty made by the Trustees under Article 18.2 is untrue or inaccurate in a material respect or

(2)                       the Trustees materially breach an obligation under this Agreement and the Trustees, in either case notwithstanding being requested to cure, are not able to cure even after the passing of a reasonable period necessary for curing, and this Agreement is cancelled by the Sponsor under Article 25.1(1) or Article 25.2(1), then the Trustees shall cause the Reorganization Company to immediately pay the Sponsor as a penalty an amount equal to 18 oku yen. In such case, the Sponsor shall also be entitled to an immediate return of the money deposited with the Escrow Agent directly from the Escrow Agent in accordance with the terms of the Escrow Agreement.

4                               Upon any termination of this Agreement (except cancellation of this Agreement by the Trustees pursuant to Article 25.1(1)) the Deposit shall be immediately returned to the Sponsor directly from the Escrow Agent in accordance with the terms of the Escrow Agreement.

5                               Upon the Closing Date, the Deposit shall be released by the Escrow Agent to the Trustees’ Account as partial payment by the Sponsor to the Reorganization Company of the Equity Investment Amount as contemplated by Article 14.2.

6                               Interest does not accrue on the Deposit.

Chapter 2                                        The Sponsor’s Support, etc., for Both Reorganization Companies

(Excluding Support to be Provided at and after the Closing Provided for in Chapter 5)

Article 6                                              Support for Financing Necessary for Operations after Execution of this Agreement

1                               The Trustees shall cause the Reorganization Company to make efforts as much as possible to a reasonable extent to maintain and utilize fully its existing Third Party DIP Financing (the “Existing DIP Financing”) through its scheduled maturity date of 28 December 2012 and to extend the availability of such Existing DIP Financing through the Closing Date or at such scheduled maturity to replace such financing facility with a similar facility with a maturity reasonably expected to extend at least through the Closing Date on terms and conditions reasonably acceptable to the Sponsor.  With respect to any such extended or replacement DIP financing facility, the Sponsor will reimburse the Reorganization Company for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in the DIP Term Sheet and (y) the actual interest accrued and payable for the applicable period (not commencing prior to 28 December 2012) pursuant to any such extended or replacement DIP financing facility; provided that the Sponsor shall not be required to reimburse the Reorganization Company for any such interest to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between any arrangement fees that would have been incurred and payable upon effectiveness of the DIP Credit Line Agreement and the actual

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fees incurred and payable upon the effectiveness of any such extended or replacement DIP financing facility.  At the Sponsor’s election, or in the event necessary to secure the extended or replacement DIP financing facility, any such extended or replacement DIP financing facility will be supported by a payment guarantee from the Sponsor or one of the Sponsor’s subsidiaries, provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor, which will include (i) complete subrogation to the rights of the lender in the event the payment guarantee is called upon, (ii) a reimbursement agreement by the Reorganization Company in favor of the Sponsor or its applicable subsidiary with respect to amounts paid under the payment guarantee, (iii) a limited period of time following the termination of this Agreement to demand payment upon such payment guarantee after which time the payment guarantee shall terminate (excluding any subrogation rights), and (iv) other provisions as necessary or appropriate to put the Sponsor in the same position as nearly as practicable as it would have been had it extended the loans pursuant to the DIP Credit Line Agreement as contemplated on the terms and conditions set forth in the DIP Term Sheet (including, without limitation, (A) remedies if the guarantee is called upon, (B) early maturity upon termination of this Agreement or circumstances that give rise to the right of the Sponsor to terminate this Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings during certain challenges by creditors to the plans of reorganization, and (E) other additions or modifications to the Existing DIP Financing as summarized in the DIP Term Sheet as necessary or appropriate to put the Sponsor as nearly as practicable in the same position it would have been had it been a direct lender on the terms and conditions summarized in the DIP Term Sheet.  The governing law and language of the documentation for the extension or replacement facility (including any payment guarantee by the Sponsor or one of the Sponsor’s subsidiaries) will be Japanese, except to the extent a different law or language is required by the lender(s)).  The Sponsor shall make efforts as much as possible to a reasonable extent to assist the Reorganization Company in obtaining an extension or replacement of the Existing DIP Financing for the Interim Period and, if necessary, the continuation of a portion of such financing up to 50 oku Yen for a period of up to two months following the Closing Date.

2                               Following the Execution Date, the Sponsor shall, or shall cause its designated subsidiary or subsidiaries to, provide financial support in a total amount of up to 640 oku yen for the purpose of funding capital expenditures by the Reorganization Company and to support capital expenditures by Rexchip on the terms and conditions set forth in the Term Sheet — Capital Expenditure Facility attached hereto as Attachment 6.2 (the “CapEx Facility Term Sheet”), subject to preparation of, and agreement on, an appropriate agreement or agreements providing for one or more financial support arrangements as contemplated by such term sheet ( the “Sponsor CapEx Financing”).

Notwithstanding the foregoing, in lieu of and prior to requesting any such Sponsor CapEx Financing, the Trustees shall cause the Reorganization Company to make efforts as much as possible to a reasonable extent to obtain third party financing arrangements, including secured or unsecured loans, capital leases, operating leases, sale-leaseback transactions, vendor financings or any combination thereof, on terms and conditions similar to those set forth in or contemplated by the CapEx Facility Term Sheet, as such terms and conditions

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

may be reasonably modified to reflect terms customary for financings of that type and to obtain financing under then-prevailing applicable financing market conditions, or on terms and conditions otherwise reasonably acceptable to the Sponsor (any such financing arrangements, “Third Party CapEx Financings”).  At the Sponsor’s election, the proceeds of Third Party CapEx Financings shall be used to repay outstanding Sponsor CapEx Financing.  The Sponsor shall make efforts as much as possible to a reasonable extent to assist the Reorganization Company in obtaining Third Party CapEx Financings in lieu of the Sponsor CapEx Financing.

With respect to any such Third Party CapEx Financings, the Sponsor will reimburse the Reorganization Company for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in the CapEx Facility Term Sheet and (y) the actual interest (or its equivalent) accrued and payable for the applicable period pursuant to any such Third Party CapEx Financings, provided that the Sponsor shall not be required to reimburse the Reorganization Company for any such interest to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between any arrangement fees that would have been incurred and payable upon the effectiveness of the Sponsor CapEx Financings and the actual fees incurred and payable upon the effectiveness of any such Third Party CapEx Financing.  At the Sponsor’s election, or in the event such payment guarantee is necessary in order to secure such Third Party CapEx Financings, any such Third Party CapEx Financings will be supported by a payment guarantee from the Sponsor or one of the Sponsor’s subsidiaries, provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor, which will include, among other things, (i) complete subrogation to the rights of the lender/lessor in the event the payment guarantee is called upon, (ii) a reimbursement agreement by the Reorganization Company and/or Rexchip in favor of the Sponsor or its subsidiaries with respect to amounts paid under the payment guarantee, (iii) the grant of a perfected first priority security interest in the Reorganization Company’s and its Related Companies’ shares of Rexchip and other unencumbered collateral owned by the Reorganization Company or its subsidiaries, to secure the reimbursement obligations under the reimbursement agreement, (iv) a limited period of time following the termination of this Agreement to demand payment upon such payment guarantee after which time the payment guarantee shall terminate (excluding any subrogation rights), and (v) other provisions as necessary or appropriate to put the Sponsor in the same position as nearly as practicable as it would have been had it provided Sponsor CapEx Financing as contemplated on the terms and conditions set forth in the CapEx Facility Term Sheet (including, without limitation, (A) remedies if the guarantee is called upon, (B) early maturity upon termination of this Agreement or circumstances that give right to the Sponsor to terminate this Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings (or the equivalent) during certain challenges by creditors to the plans of reorganization and (E) rights to repossess and dispose the related capital equipment and other collateral).  The governing law and language of the documentation for the foregoing arrangements (including any payment guarantee by the Sponsor or one of the Sponsor’s subsidiaries) will be Japanese, except to the extent a different law or language is required by the lender(s), lessor(s) or other source(s) of financing (other than the Sponsor or any of its subsidiaries).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3                               Notwithstanding any provision of this Agreement to the contrary, in no event will the Sponsor or any of its subsidiaries be required to enter into any financing arrangement or make any loans or extend credit or take any other actions pursuant to or as contemplated by this Article 6 that would constitute a violation of any Laws or that would require the Sponsor or any of its subsidiaries to submit to any registration or other regulatory requirements with respect to the carrying out of financing activities in Japan.

Article 7                                              Other Support from the Sponsor

1                 Following the Closing and subject to receipt of any required approvals from the Trustees (such approvals not to be unreasonably withheld or delayed) and the applicable Both Companies’ Courts, the Sponsor will transition the Both Reorganization Companies’ businesses as promptly as practicable consistent with an orderly business transition and integration process to a cost plus model as described in Attachment 7-1 hereto with the goal of generating more stable operating cash flows to meet the requirements of Both Reorganization Companies’ businesses, including for payment of Installment Payment obligations under Both Companies’ Reorganization Plans.  The Sponsor and the Trustees acknowledge that the transition of each of the Both Reorganization Companies’ businesses to the cost plus model will involve the implementation of a number of reasonable acts, including those summarized on Attachment 7-2 hereto, which reasonable acts, including those summarized on Attachment 7-2 hereto, are hereby approved by the Trustees.  The Trustees shall make efforts as much as possible to a reasonable extent (i) to consult with Both Companies’ Courts and cause Both Companies’ Courts to fully understand the details of this Agreement, including acts summarized on Attachment 7-2 hereto, when obtaining the approvals contemplated by Article 35 hereof, and (ii) to obtain approvals from Both Companies’ Courts when actually implementing those acts.  The Sponsor and the Trustees further acknowledge that, following the Closing, in addition to the transition to the cost plus model, a number of actions are contemplated to optimize operation of Both Reorganization Companies’ businesses as part of the Sponsor’s global operations, certain of which actions are referenced in Article 17 hereto.

Subject to receipt of any required approvals from the Trustees (such approvals not to be unreasonably withheld or delayed) and the applicable Both Companies’ Courts, the Sponsor shall implement the transition of Both Reorganization Companies’ businesses to the cost plus model as promptly as practicable consistent with an orderly business transition and integration process and maintain the cost plus model as described above and make efforts as much as possible to a reasonable extent to maintain and develop the businesses of Both Reorganization Companies based on and consistent with such model.

2                              The Sponsor shall pay sufficient attention to the fact that Both Reorganization Companies are under the supervision of Both Companies’ Courts and, after the execution of this Agreement, shall cooperate to a reasonable extent with the Trustees (which include Both Reorganization Companies) in relation to the operation of the businesses of Both Reorganization Companies and Both Companies’ Reorganization Proceedings in accordance with Articles 8, 9, 12, 16, and 17.

3                               The Sponsor shall not intentionally carry out any act whatsoever the purpose of which is to

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

interfere with the carrying out of Both Companies’ Reorganization Proceedings by the Trustees (which include Both Reorganization Companies) provided Both Companies’ Reorganization Plan Proposals are consistent with the terms of this Agreement (which intentional act includes, without limitation, involvement in the reorganization plan proposals to be prepared in Both Companies’ Reorganization Proceedings and submitted to Both Companies’ Courts by a person other than the Trustees); and provided further that any action reasonably taken by the Sponsor in accordance with Article 7.1 shall be deemed not to interfere with the carrying out of Both Companies’ Reorganization Proceedings by the Trustees.

4                               If there is a reasonable necessity, the Trustees may request the Sponsor to consider and submit future business plans of Both Reorganization Companies (those of reasonable details to the extent that they can be prepared at that time).

5                               Prior to the Closing, and subject in all cases to Article 26, upon the reasonable request of the Trustees, the Sponsor shall make efforts as much as possible to a reasonable extent to cooperate with the Trustees in the Trustees’ preparing and presenting explanations to Both Companies’ Courts, Both Companies’ Examiners, holders of Both Companies’ Reorganization Claims, and other important interested parties with respect to this Agreement and Both Reorganization Companies’ Plan Proposals.

6                               Following the Closing, the Sponsor shall consider making loans to, shortening payment periods to, making prepayments to, or otherwise investing in, the businesses of Both Reorganization Companies as the Sponsor may consider appropriate or necessary to support the cash requirements of the businesses of Both Reorganization Companies.

7                               The Sponsor agrees that in the event that on a date that is sixty (60) days prior to an Installment Payment Date the balances of cash and cash equivalents of Both Reorganization Companies (together with any cash and cash equivalents of subsidiaries of Both Reorganization Companies that is available to Both Reorganization Companies to pay its debts) is less than the amount of the next Installment Payment, then payments by Both Reorganization Companies to Sponsor of principal with respect to any indebtedness for borrowed money of Both Reorganization Companies shall be suspended until the next Installment Payment has been paid in full, except to the extent that after making such principal payment the remaining amount of such balances of cash and cash equivalents would be sufficient to pay the full amount of such next Installment Payment.

8                               This Article 7 will terminate with respect to the Reorganization Company upon a decision of completion of the Reorganization Proceedings by the Court and with respect to the Akita Reorganization Company upon a decision of completion of the Akita Reorganization Proceedings by the Akita Court.

Article 8                                              Employees

1                               Until the earlier to occur of (x) [*] and (y) [*], the Sponsor shall cause the Reorganization Company to continue to employ the employees (excluding employees whose contract terms are limited, except to the extent continuation of employment of such employees is required under the Law Concerning Stabilization of Employment of Older Persons or the Handicapped

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Persons Employment Promotion Law) of the Reorganization Company employed at the time of the execution of this Agreement on substantially similar employment terms and conditions as they were on before. However, this will not apply if

•             non-continuance is truly unavoidable from the perspective of continuing the business of the Reorganization Company,

•             an employee wishes to retire of his or her own volition, or

•             an employee’s employment is terminated, or an employee’s terms of employment are changed, for disciplinary reasons or in connection with an evaluation of the employee’s performance, in each case to the extent as permitted in accordance with Law or ordinance.

A transfer of an employee to another Japanese subsidiary of the Sponsor in accordance with Japanese labor Laws shall be deemed to be continuation of employment for purposes of this Article 8.1 and reassignment of working groups, changes in reporting lines and similar changes in connection with integration of the businesses into the Sponsor’s global operations shall not be a modification of the terms and conditions of employment of any employee for purposes of this Article 8.1.

2                               Until the earlier to occur of (x) [*] and (y) [*], the Sponsor shall cause the Akita Reorganization Company to continue to employ the employees (excluding employees whose contract terms are limited, except to the extent continuation of employment of such employees is required under the Law Concerning Stabilization of Employment of Older Persons or the Handicapped Persons Employment Promotion Law) of the Akita Reorganization Company employed at the time of the execution of this Agreement on substantially similar employment terms and conditions as they were on before. However, this will not apply if

•             non-continuance is truly unavoidable from the perspective of continuing the business of the Akita Reorganization Company,

•             an employee wishes to retire of his or her own volition, or

•             an employee’s employment is terminated, or an employee’s terms of employment are changed, for disciplinary reasons or in connection with an evaluation of the employee’s performance, in each case to the extent as permitted in accordance with Law or ordinance.

A transfer of an employee to another Japanese subsidiary of the Sponsor in accordance with Japanese labor Laws shall be deemed to be continuation of employment for purposes of this Article 8.2 and reassignment of working groups, changes in reporting lines and similar changes in connection with integration of the businesses into the Sponsor’s global operations shall not be a modification of the terms and conditions of employment of any employee for purposes of this Article 8.2.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 9                                              Customers and Suppliers

The Sponsor shall, from the Execution Date until the second (2nd) anniversary of the Execution Date, cooperate with the Trustees (including Both Reorganization Companies) to a reasonable extent so that Both Reorganization Companies and their Related Companies can continue to trade with the customers and suppliers of Both Reorganization Companies and their Related Companies at the time of the execution of this Agreement on similar terms and conditions as before to the extent in the best interests of their respective businesses and in a manner not inconsistent with the Interim Business Plan.  [*].

Chapter 3                                        The Trustees’ Obligations

Article 10                                       The Trustees’ Obligations before Closing

1                               The Trustees shall carry out Both Companies’ Reorganization Proceedings in good faith and as contemplated by this Agreement.

2                               During the Interim Period, the Trustees shall make efforts as much as possible to a reasonable extent so as to allow the businesses of Both Reorganization Companies to be maintained and developed.

3                               [Intentionally left blank]

4                               The Trustees shall, in consultation with the Sponsor (and shall respect the Sponsor’s intention as much as possible to a reasonable extent upon such consultation), prepare the reorganization plan proposals for Both Reorganization Companies on terms consistent with the provisions of this Agreement (including, without limitation, the term that, upon the Closing Payment and Installment Payments, all of the collateral created over the assets of Both Reorganization Companies will be cancelled and all of Both Companies’ Reorganization Claims whatsoever will extinguish (including those that have been discharged under Both Companies’ Reorganization Plan)) and the Trustees shall submit them to Both Companies’ Courts before the deadline for submitting the reorganization plan proposals stipulated by Both Companies’ Courts.

5                               The Trustees shall make efforts as much as possible to a reasonable extent so that the amount of Both Companies’ Reorganization Claims that are secured reorganization claims is fixed by the deadline for submitting the reorganization plan proposals stipulated by Both Companies’ Courts.

6                               In addition to the provisions of Articles 10.4 and 10.5, after the execution of this Agreement, the Trustees shall make efforts as much as possible to a reasonable extent so that:

(i)                           Both Companies’ Courts approvals as contemplated by Article 35 in respect of the execution of this Agreement, to the extent not obtained prior to the Execution Date, are obtained promptly following the Execution Date,

(ii)                        Both Companies’ Reorganization Plan Proposals are resolved as promptly as practicable,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                as promptly as possible after that resolution, an order of approval of reorganization plan is made final, and

(iv)               an order of completion of reorganization proceedings is obtained as promptly as possible in relation to Both Reorganization Companies.

7                               In preparing and submitting Both Companies’ Reorganization Plan Proposals, the Trustees shall consult sincerely with the Sponsor on setting forth in Both Companies’ Reorganization Plan Proposals such measures as to enable Both Reorganization Companies to obtain an order of completion of reorganization proceedings with respect to Both Companies’ Reorganization Cases as early as possible.

8                               The Trustees shall

(i)                      promptly deliver to the Sponsor copies of all material documents submitted to or received from Both Companies’ Courts, Both Companies’ Examiners, the creditors of Both Reorganization Companies, and other such interested parties in Both Companies’ Reorganization Proceedings; provided, however, that the portion of such documents which conflicts with the Sponsor’s interests are not required to be delivered to the Sponsor, and

(ii)                   explain to the Sponsor in a timely manner at the Sponsor’s request the state of material consultations and material negotiations with any such person, and consult with the Sponsor as necessary; provided, however, that the portion of such consultations or negotiations which conflicts with the Sponsor’s interests are not required to be explained to the Sponsor.

9                               If any dispute arises with a third party (including a creditor of Both Reorganization Companies) (such dispute including, without limitation, a petition for assessment of reorganization claims and a petition for determination of valuation of secured reorganization claims), the Trustees shall promptly give notice of substance of such dispute to the Sponsor and shall promptly (i) deliver to the Sponsor copies of all documents submitted to or received from such party from time to time, (ii) make explanation to the Sponsor in a timely manner, (iii) consult with the Sponsor on the response to such party, and (iv) make efforts as much as possible to a reasonable extent to take appropriate actions for the resolution of such dispute, respecting the Sponsor’s intention as much as possible to a reasonable extent, and, in any event, in a manner consistent with the terms and purposes of this Agreement.

10                        The Trustees shall make efforts as much as possible to a reasonable extent to obtain by the Closing such consents as requested by the Sponsor from each counterparty to an agreement entered into by Both Reorganization Companies (but only with respect to the agreements reasonably requested by the Sponsor) to the effect that it will not claim any compensation, exercise any cancellation right or make any other claim or demand in connection with the transactions contemplated by this Agreement if the transactions contemplated by this Agreement would constitute a breach of either of Both Reorganization Companies under that agreement or give such party a right to terminate that agreement.

11                        During the Interim Period, if the Trustees becomes aware of a fact that might materially affect the businesses of Both Reorganization Companies or their Related Companies or a fact that differs in material respect from information disclosed in the due diligence conducted by

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Sponsor, the Trustees shall promptly notify the Sponsor to that effect and consult with the Sponsor as necessary.

12                   The Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to afford to the Sponsor and its representatives reasonable access to, and provide information with respect to, the personnel, properties (including for environmental testing), businesses, books and records of Both Reorganization Companies and the Related Companies as the Sponsor may reasonably request, including monthly and other periodic informational reports provided to Both Companies’ Courts, subject to applicable Law and, in any event, shall cause Both Reorganization Companies to provide monthly statements of income, cash flows and balance sheets for Both Reorganization Companies within twenty (20) Business Days of the end of each month.

13                   Unless and until this Agreement is terminated in accordance with its terms, the Trustees shall not, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies not to, engage in any discussions or negotiations regarding or seek, support, approve or enter into any reorganization plan proposal or other transaction or arrangement that is inconsistent with the terms or purposes of this Agreement (any such plan, proposal, transaction or arrangement, an “Alternative Proposal”).

14                   The Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Company to prepare and deliver to the Sponsor, as promptly as possible following the Sponsor’s request after the execution of this Agreement, such audited consolidated annual financial statements and unaudited consolidated interim period financial statements (the “Required Financial Statements”) of the Reorganization Company, prepared in accordance with generally accepted accounting principles in the United States and such other related documents (including auditor consents), and to cooperate with the Sponsor in connection with the preparation of pro forma financial statements, in each case, as the Sponsor shall reasonably request. Provided that on or prior to the (80th) Business Day following the Execution Date the Reorganization Company has provided Sponsor with the Required Financial Statements (including any necessary auditor consents) that comply with the requirements of Item 3.05 of Regulation S-X, Sponsor shall reimburse the Reorganization Company for all reasonably documented out-of-pocket third party costs incurred by the Reorganization Company in connection with the preparation of such Required Financial Statements and all other Required Financial Statements requested by, and delivered to, the Sponsor during the Interim Period.  Such Required Financial Statements, other related documents and pro forma financial statements shall include those that the Sponsor determines in good faith to be required by, and that would enable the Sponsor to comply with, the public reporting and other rules and regulations of the SEC and the NASDAQ Global Select Market applicable to the Sponsor, including the Sponsor’s filing obligations with the SEC following the Closing on Form 8-K (the “8-K Financial Statements”) or as required in connection with any financing as contemplated by Article 10.16.  In addition, the Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Company and its representatives to cooperate with the Sponsor in the planning and preparation for the implementation of financial control and reporting capabilities at the Both Reorganization Companies and its Related Companies as reasonably requested by Sponsor to satisfy the compliance requirements to which the Sponsor

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonably anticipates it will be subject to following the Closing with respect to the Both Reorganization Companies and its Related Companies.

15                    The Trustees shall, as promptly as possible after the execution of this Agreement, make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to review with the Sponsor all of the material executory contracts relating to their businesses for the purpose of determining which contracts should be maintained and which should be rejected as part of Both Companies’ Reorganization Proceedings pursuant to Section 61, Paragraph 1 of the Corporate Reorganization Act.  In making such determination, the Trustees shall, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to, obtain the Sponsor’s consent (such consent not to be unreasonably withheld or delayed) in respect of any decision to maintain or reject each such contract.

16                   The Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies and their respective officers, employees, consultants and advisors (including legal counsel and accountants), to provide to the Sponsor all cooperation reasonably requested by the Sponsor in connection with the arrangement of any offering of debt or equity securities or any debt financing that may be contemplated by the Sponsor to occur at any time during the Interim Period (any such transaction, a “Sponsor Financing”), including furnishing to the Sponsor (and any of its financing sources) all financial and other pertinent information regarding the Both Reorganization Companies and its Related Companies reasonably requested by the Sponsor. Promptly following request of the Trustees, the Sponsor shall reimburse the Reorganization Company for all reasonably documented out-of-pocket third party costs incurred by the Reorganization Company in connection with the cooperation requested by the Sponsor pursuant to this Article 10.16 during the Interim Period.

17                   The Trustees shall make efforts as much as possible to a reasonable extent, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to, assist and facilitate the Sponsor’s efforts to confirm, and shall take such reasonably necessary actions to ensure, that (a) Rexchip joint venture relations, including relations with material partners, lenders and customers, have been stabilized or maintained, as applicable, in all material respects; (b) the Rexchip joint venture terms, including material stock ownership, governance and supply arrangements, have been normalized or maintained, as applicable, in all material respects; (c) the Reorganization Company’s equity ownership and supply rights have not been diluted; and (d) the Reorganization Company’s ownership interest in Rexchip is free and clear of all encumbrances (other than any liens existing as of the date hereof in favor of a directly or indirectly wholly-owned subsidiary of the Reorganization Company), subject to, in the case of clauses (a) and (b), the changes provided for, and in accordance with, the Powerchip Purchase Agreement or the Powerchip Standstill Agreement.

18                   The Trustees shall make efforts as much as possible to a reasonable extent, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to take such actions as are required to consummate the transactions contemplated by the Powerchip Purchase Agreement or to comply with the obligations thereunder, including without limitation to cause:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)             the Reorganization Company to enter into the Powerchip New Licenses at or prior to Closing;

(ii)          the Reorganization Company to cause the Powerchip Existing Licenses to be in full force and effect in accordance with their terms as of immediately following the Closing;

(iii)       the Reorganization Company to transfer, as promptly as practicable after the payment by Powerchip of the requisite technology transfer fee to the Reorganization Company, its [*] technology to Powerchip in accordance with the applicable Powerchip Existing Licenses; and

(iv)      [*].

Each of the actions required or contemplated by this Article 10.18 are hereby approved by the Trustees.  The Trustees shall make efforts as much as possible to a reasonable extent (i) to consult with Both Companies’ Courts and cause Both Companies’ Courts to fully understand details of this Agreement, including actions required or contemplated by this Article 10.18, when obtaining the approvals contemplated by Article 35 hereof, and (ii) to obtain approvals from Both Companies’ Courts when actually implementing those actions.

19                    The Trustees shall make efforts as much as possible to a reasonable extent to enter into a settlement arrangement with [*].

20                    The Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Plan to be formally recognized under Chapter 15 of the U.S. Bankruptcy Code.

Chapter 4                                        Operations of Both Reorganization Companies from
Execution of this Agreement to before Closing

Article 11                                       Payment of Common Benefit Claims from Execution of this Agreement to before Closing

1                           The Trustees may, from the execution of this Agreement to before the Closing, cause Both Reorganization Companies to repay the common benefit claims coming due during such period in Both Companies’ Reorganization Proceedings using the property of Both Reorganization Companies (cash and cash equivalents are not excluded) and funds loaned from any third party under any Third Party DIP Financing arrangements.

2                           During the Interim Period, the Trustees shall

(i)                          obtain the prior written approval of the Sponsor (such approval not to be unreasonably withheld or delayed) for each prepayment of reorganization claims, etc. held against Both Reorganization Companies, and

(ii)                       obtain the approval of Both Companies’ Courts for prepayment of such reorganization claims, etc. held against Both Reorganization Companies.

For the avoidance of doubt, the Closing Payment Amount is (A) 600 oku yen minus (B) the Adjustment Amount.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 12                                       Operations of Both Reorganization Companies from Execution of this Agreement to before Closing

1                               During the Interim Period, the Trustees shall make decisions in compliance with other provisions set forth in this Agreement on (i) the operation of business of the Reorganization Company and (ii) acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings (which include examination of claims, valuation of property, preparation and submission of, and amendment to, reorganization plan proposals); provided that, in preparing the Both Companies’ Reorganization Plan Proposals, the Trustees shall make decisions on their details (including the allocation of the amount of the Financial Support to the Reorganization Company and the Akita Reorganization Company) upon prior consultation with the Sponsor, and with respect to other acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings, the Trustees shall consult in advance with the Sponsor to the extent reasonably necessary (in each case respecting the Sponsor’s intention as much as possible to a reasonable extent). During the Interim Period, in making material decisions on the operation of the businesses of Both Reorganization Companies and their Related Companies, the Trustees shall consult and cooperate with the Sponsor in respect of such material decisions, which may include consultation and cooperation with one or more representative designees of the Sponsor (and, in each case, respecting the Sponsor’s intention as much as possible to a reasonable extent), except where or to the extent it is reasonably determined by the Trustees, after consultation with independent antitrust counsel, that such consultation would be a violation of applicable antitrust Laws.

2                               In addition, during the Interim Period, the Trustees shall cause Both Reorganization Companies to operate Both Reorganization Companies and their Related Companies in the ordinary course of business in accordance with past practices and substantially in accordance with the Interim Business Plan.  Without limiting the generality of the foregoing, the phrase “substantially in accordance with the Interim Business Plan” includes:

(1)                       expenses in respect of research and development, costs of goods sold and selling, general and administrative activities substantially on the timetable and in the amounts contemplated by the Interim Business Plan;

(2)                       working capital and capital expenditures of Rexchip substantially on the timetable and in the amounts required by the Interim Business Plan (as assumed for purposes of preparing such Interim Business Plan); and

(3)                       implementation of the technology roadmap substantially on the timetable and to the degree contemplated by the Interim Business Plan,

but shall not include the achievement of any revenue or profitability targets so long as Both Reorganization Companies have made efforts as much as possible to a reasonable extent achieve such targets.

Any action required by this Article 12.2 to be taken in order to operate Both Reorganization Companies and their Related Companies substantially in accordance with the Interim Business Plan, which action would require consent of the Sponsor pursuant to Article 12.3,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall not be required to be taken to the extent the Trustees have requested such consent and it was not provided.

In addition, the Trustees agree to cause the Reorganization Company, and to cause the Reorganization Company to cause Rexchip, in furtherance of the technology roadmap underlying the Interim Business Plan, to make the corresponding capital expenditures (including quarterly spend) reflected in the Interim Business Plan for each applicable fiscal quarter (the “Optimal CapEx”) in an aggregate amount within plus or minus [*]% of the amount reflected for such quarter; provided, that in the event the product of (x) the amount of the Reorganization Company’s consolidated cash and cash equivalents at the end of the second (2nd) month of any fiscal quarter ending on or after 31 December 2012 and (y) [*]% is less than the Optimal CapEx for the next fiscal quarter, the Reorganization Company may elect to reduce capital expenditures for the next quarter to an amount not less than [*]% of the amount of such consolidated cash and cash equivalents (the “Reduced Commitment”) and, as a result, required capital expenditures for such next fiscal quarter will be the amount of such Reduced Commitment plus or minus [*]%.  Any such election may be exercised by the Reorganization Company by giving written notice to the Sponsor within ten (10) Business Days of the end of the second (2nd) month of such fiscal quarter.  In the event of any election to reduce the Optimal CapEx to the Reduced Commitment for any fiscal quarter, an amount equal to the difference between the Optimal CapEx and the Reduced Commitment for such fiscal quarter shall be added to the Reorganization Company’s capital expenditure commitment for the succeeding fiscal quarter and become part of the Optimal CapEx for such succeeding fiscal quarter.

Notwithstanding the foregoing, capital expenditures reflected in the Interim Business Plan for the third and fourth calendar quarters of 2013 with respect to [*] shall not be included in Optimal CapEx for such quarters unless the Reorganization Company has elected to include such amounts in the Optimal CapEx for any such quarter by written notice provided to the Sponsor at least forty-five (45) days prior to the beginning of such quarters, in which case the full amount of capital expenditures for such quarters shall be included in Optimal CapEx for such quarters.

3                               In furtherance of and without limiting the generality of the provisions of Article 12.2, the Trustees shall cause Both Reorganization Companies, and to cause Both Reorganization Companies to cause their Related Parties, not to, without the prior written consent of the Sponsor (such consent not to be unreasonably withheld or delayed):

(1)                       engage in any transaction that has, or is reasonably likely to have a material impact on the business of Both Reorganization Companies and their Related Companies;

(2)                       engage in any transaction that has, or is reasonably likely to have a material impact on the assets, liabilities or results of operations of Both Reorganization Companies and their Related Companies;

(3)                       engage in any transaction that requires court approval under Article 7 of the decision of commencement of reorganization proceedings as of 23 March 2012 against Both Reorganization Companies; or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)                       enter into any material license or sale of patents or other intellectual property.

Notwithstanding the foregoing, the Trustees shall not be required to obtain the consent of the Sponsor with respect to:

(x)                       entering into a customer contract providing for the sale of product that does not have a term in excess of one (1) year and does not contain a “most favored customer” or similar provision, a call or claim on a substantial portion of Both Reorganization Companies’ production capacity, a liquidated damages provision, a penalty provision triggered by a change of control, or a restriction on the conduct of business; and

(y)                       any act for which Sponsor determines that providing, withholding or conditioning such consent would be a violation of any applicable antitrust Law.

If the Trustees desire to take an action that would be prohibited without the consent of the Sponsor pursuant to this Article 12, or to refrain from taking an action where the failure to take such action requires the consent of the Sponsor pursuant to this Article 12, the Trustees may request such consent by contacting one of the designees of the Sponsor to be appointed by the Sponsor and each of whom will be identified to the Trustees in writing promptly following the Execution Date (each, a “Sponsor Designee”).  Either Sponsor Designee may grant consent on behalf of the Sponsor to the taking of any action which would otherwise be prohibited, or to the failing to take any action that would otherwise be required, pursuant to this Article 12, which consent shall not be unreasonably withheld or delayed.

4                               The Sponsor and the Trustees acknowledge that the provisions of Articles 12.2 and 12.3 shall not in any way restrict the exercise by the Trustees of their legally required management and disposal powers or the Trustees’ ability to prepare and execute the reorganization plan.

Notwithstanding the foregoing, if the Trustees take any action or cause any action to be taken that otherwise would be prohibited by the provisions of Article 12.2 or 12.3 without the consent of the Sponsor (such consent not to have been unreasonably withheld or delayed), or omit to take an action or omit to cause an action to be taken that would otherwise be required by the provisions of Article 12.2 other than any action or omission to act with respect to which consent was not required to be obtained as a result of the operation of Article 12.3(y), such action or omission shall give rise to a deemed failure of a condition precedent under Article 20.1(2) to the Sponsor’s obligation to close and the right of the Sponsor to cancel this Agreement under Article 25.1(1), to the extent the Sponsor reasonably determines that such action or omission has, individually or in the aggregate with other such acts or omissions, materially and adversely affected the business (including relationships with customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of the Both Reorganization Companies and their Related Companies, taken as a whole, or the value of any of the foregoing to the Sponsor.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Chapter 5                                        The Sponsor’s Support for Both Reorganization Companies
on and after the Closing

Article 13                                       Payment of the Financial Support

1                 The Trustees shall provide for the following details in Both Companies’ Reorganization Plan Proposals:

(1)         Payment, on the Closing Payment Date, by Both Reorganization Companies in respect of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims in an amount aggregating to the Closing Payment Amount; provided, that the payment of Both Companies’ Specified Common Benefit Claims may be made over time following the Closing Date as and when required.

(2)         Installment Payments by Both Reorganization Companies in respect of Both Companies’ Reorganization Claims in the total amount of 1,400 oku yen in accordance with Article 16.2.

(3)         Payments of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims are made only through the Closing Payment and the Installment Payments, except for any prepayments made before the Closing, and are made only by Both Reorganization Companies (and not the Sponsor); and the Trustees apply (x) the amount remaining after deducting the amount equal to Both Companies’ Specified Common Benefit Claims (that are not Prepaid Claims) from the Financial Support to (y) payment of Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans; and any amount of Both Companies’ Reorganization Claims remaining after any such prepayments and after deducting the amount of the Closing Payment (in respect of Both Companies’ Reorganization Claims) and Installment Payments (in respect of Both Companies’ Reorganization Claims) is discharged under Both Companies’ Reorganization Plans: (1) to the greatest extent possible upon the issuance the orders of approval of Both Companies’ Reorganization Plans and (2) to the greatest extent possible from time to time thereafter, as promptly as practicable following the fixing and determination of any Both Companies’ Reorganization Claims that were not fixed and determined as of the date of the issuance of such order of approval.  The Trustees agree with the Sponsor that the cumulative effect of discharges of claims pursuant to Both Companies’ Reorganization Plans will ensure that the aggregate liability for all Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims will not exceed the Financial Support..

2                               The Cash Contribution Amount, together with the Deposit, shall be the sole source of funds for the Closing Payment. To the extent the sum of the Cash Contribution Amount and the Deposit exceeds the Closing Payment, such excess amount shall be made available to Both Reorganization Companies for use in their business.

3                               After the execution of this Agreement, upon prior consultation with the Sponsor and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obtaining approvals from Both Companies’ Courts, the Trustees shall allocate the Financial Support to the Reorganization Company and the Akita Reorganization Company in order to prepare Both Companies’ Reorganization Plan Proposals and determine the respective amount of the Specified Common Benefit Claims, Akita Specified Common Benefit Claims, Reorganization Claims, and Akita Reorganization Claims to be repaid out of the amount of the Financial Support.

Article 14                                       Contribution to the Reorganization Company by the Capital Reduction and Increase

1                               The Trustees shall provide for the following details in the Reorganization Plan Proposal:

(1)                       The Trustees shall solicit the Sponsor to subscribe for shares for a total paid in amount equal to the Equity Investment Amount. The “Equity Investment Amount” is 600 oku yen.

(2)                       The Trustees shall acquire and cancel all of the shares and share acquisition rights of the Reorganization Company that are outstanding immediately prior to the payment of the amount provided for in Item (1), with the effective date being the day when payment of the total amount provided for in Item (1) is made.

(3)                       The Trustees shall reduce the amount of the capital of the Reorganization Company by its full amount immediately prior to the payment of the amount provided for in Item (1), with the effective date being the day when payment of the total amount provided for in Item (1) is made.

Upon the Closing Date, the Trustees shall cause the Reorganization Company to take the following actions in the following order: (i) acquire and cancel all of the outstanding shares and share acquisition rights as provided for in Item (2) above, (ii) make such reduction of all capital as provided for in Item (3) above, and (iii) issue such shares as provided for in Item (1) above to the Sponsor.

2                              In response to the solicitation of shares provided for in the preceding paragraph, on the Closing Date the Sponsor shall subscribe for all of the shares and pay the total paid-in amount provided for in Item (1) of the preceding paragraph, which shall be satisfied as follows: (1) release of the Deposit (which shall be released by the Escrow Agent to the Trustees’ Account), and (2) the balance in cash (such remaining balance, the “Cash Contribution Amount”), by electronic transfer into the Trustees’ Account; (the subscription for the shares and payment of the total paid-in amount and the acquisition and cancellation of the shares and share acquisition rights and reduction of amount of capital provided for in Items (2) and (3) in the preceding paragraph, collectively in this Agreement, the “Capital Reduction and Increase,” and the consummation of that Capital Reduction and Increase, the “Closing.”).

3                              The Trustees and the Sponsor may, upon consultation, agree that all of the shares of the Reorganization Company will be acquired by the Sponsor by means other than those described in this Article 14 (including by means of an initial acquisition of such shares by the Trustees).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 14-2                            Provision of Funds to the Akita Reorganization Company

The Trustees shall set forth in the Reorganization Plan Proposal and Akita Reorganization Plan Proposal, as applicable, that the Reorganization Company shall provide, as promptly as practicable, and in no event later than three (3) Business Days, following the Closing Date the Akita Reorganization Company, by way of a subscription for shares or a loan (as determined by Sponsor), the funds necessary for the Closing Payment for the Akita Reorganization Claims and the Akita Specified Common Benefit Claims promptly after the Closing; and the Trustees shall wire transfer such funds, as promptly as practicable, and in no event later than three (3) Business Days, following the Closing Date from the Trustees’ Account to the Akita Trustees’ Account. The same procedures will be applied with respect to the funds for the Installment Payments allocated to Akita Reorganization Claims and Akita Specified Common Benefit Claims pursuant Akita Reorganization Plan.

Article 14-3                            Closing Payment

The Closing Payment Amount will be paid over time following the Closing to satisfy the Both Companies’ Specified Common Benefit Claims and, on the Closing Payment Date to satisfy Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans.  The Trustees shall pay the Closing Payment from Both Companies’ Trustees’ Accounts to satisfy such claims as and when applicable.  The Sponsor acknowledges that portions of the Closing Payment Amount may be retained in the Trustees’ Account and paid out in accordance with Both Companies’ Reorganization Plans.

Article 15                                       [*].

Chapter 6             Operations of Both Reorganization Companies after the Closing

Article 16                                       Payments of Both Companies’ Reorganization Claims and Common Benefit Claims after the Closing

1                               After the Closing, the Trustees shall cause Both Reorganization Companies to make the Installment Payments for Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans.

2                               With respect to the Installment Payments,

(i)                           200 oku yen will be paid on the last Business Day of December 2014;

(ii)                        200 oku yen will be paid on the last Business Day of December 2015;

(iii)                     200 oku yen will be paid on the last Business Day of December 2016;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)                    200 oku yen will be paid on the last Business Day of December 2017;

(v)                       300 oku yen will be paid on the last Business Day of December 2018; and

(vi)                    300 oku yen will be paid on the last Business Day of December of 2019.

The Sponsor acknowledges that portions of the foregoing Installment Payments may be retained in the Trustees’ Account and paid out in accordance with Both Companies’ Reorganization Plans.

The Installment Payments may be prepaid, at the Sponsor’s election, at any time without penalty whatsoever or any other similar payment. The terms and conditions of any partial prepayment (including allocation among secured and unsecured installment payments and among scheduled installment payments) shall be determined upon consultation and agreement between the Trustees and the Sponsor, and such terms and conditions of partial prepayment shall be provided for as set forth in Article 12.1 in the Both Companies’ Reorganization Plan Proposals to the extent necessary to be provided for in the reorganization plan; provided, such terms and conditions shall provide that any prepayments, unless applicable Laws requires that they be applied equally in satisfaction of Installment Payments in respect of all classes of Both Companies’ Reorganization Claims, will be applied in satisfaction of Installment Payments in respect of secured Both Companies’ Reorganization Claims before Installment Payments in respect of unsecured Both Companies’ Reorganization Claims and, with regard to prepayments of Installment Payments in respect of the same class of claims (or all classes, if required by applicable Laws), will be applied in satisfaction of unpaid earliest-in-time Installment Payments (or portion thereof for which funds are available) first.

Some or all of the Installment Payments with respect to secured Both Companies’ Reorganization Claims may be secured by the same collateral (property, plant and equipment) securing bank debt or the subject of capitalized leases as the date of the orders of commencement of Both Companies’ Reorganization Proceedings, and any addition to or amendment of such security interest will not be made unless a conversion of security interest is made upon prior consent of the Sponsor (such consent not to be unreasonably withheld or delayed).

3                               After the Closing, the available property of Both Reorganization Companies, excluding any funds deposited in the Trustees’ Accounts other than that portion required to be transferred to Both Reorganization Companies pursuant to Article 4.3, will be the sole source of repayment of common benefit claims other than Both Companies’ Specified Common Benefit Claims.

Article 17                                       Operations of Both Reorganization Companies after the Closing

1                               The Trustees shall, promptly after the Closing, apply to Both Companies’ Courts for appointment as business trustee of one person designated by the Sponsor as a candidate for business trustee for Both Reorganization Companies (the business trustee appointed as a result of that application, in this Agreement, the “Business Trustee”), and upon such appointment, [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Business Trustee may be required to execute a customary confidentiality agreement containing terms and conditions similar to those set forth in Article 26.

2                               After the appointment of the Business Trustee,

(1)                       the Trustee shall make decisions for Both Reorganization Companies in relation to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings (including the filing of a petition for an order of completion of Both Companies’ Reorganization Proceedings and any other matters whatsoever relating to carrying out reorganization proceedings) and

(2)                       the Business Trustee shall make decisions (except for such decisions provided for in Item (1) above) in relation to the operation of business of Both Reorganization Companies and their Related Companies.

3                               Notwithstanding the preceding paragraph, after the appointment of the Business Trustee, the Sponsor acknowledges that the Business Trustee has a duty to consult with the Trustee within a reasonable period before executing any such matter with respect to decisions in relation to the operation of business of Both Reorganization Companies and their Related Companies provided for in Item (2) of the preceding paragraph to the extent such decisions are reasonably expected to have a material and adverse impact on the execution of Both Companies’ Reorganization Plans.

4                               Notwithstanding Paragraph 2, after the Business Trustee has been appointed, the Trustee shall make the decisions for Both Reorganization Companies provided for in Paragraph 2(1) upon consultation with the Sponsor and the Business Trustee within a reasonable period before executing any such matter; provided that in preparing and submitting proposals for amendments to Both Companies’ Reorganization Plans, the Trustee shall do so only after prior agreement with the Sponsor on their details if such amendment would have a significant effect on Both Reorganization Companies or the Sponsor.

5                               The Sponsor acknowledges that the Business Trustee has a duty:

(1)                       to sufficiently understand this Agreement and that the Business Trustee is bound to this Agreement and cannot engage in any act that would be contrary to the spirit of this Agreement; and

(2)                       except as provided in Article 17.8 below, with respect to (i) matters that would likely have a material impact on the operations or assets of Both Reorganization Companies and their Related Companies, taken as a whole, and (ii) transfer to a third party of material assets of Both Reorganization Companies and their Related Companies, to the extent such matters or transfers would reasonably be expected to materially and adversely affect execution of Both Companies’ Reorganization Plans, to obtain the consent of the Trustee (such consent not to be unreasonably withheld or delayed) before carrying out any such matter or transfer.

6                               The Sponsor shall make efforts as much as possible to a reasonable extent to carry out comprehensive supervision so that the Business Trustee shall not perform its duties in violation of Law or the spirit of this Agreement (including, without limitation, act in a manner that infringes the powers of the Trustee (which includes both Reorganization Companies) under Law or this Agreement, act in a manner that exceeds or abuses the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Business Trustee’s powers under Law or this Agreement, and act without the consent from the Trustee provided for in the preceding paragraph) and shall not perform its duties in a significantly unreasonable way.

7                              The Business Trustee is not to receive any remuneration from Both Reorganization Companies for services in his or her capacity as the Business Trustee.

8                               The Sponsor and the Trustees acknowledge that the transition of each of the Both Reorganization Companies’ businesses to the cost plus model will involve the implementation of a number of reasonable acts, including those summarized on Attachment 7-2 hereto, which reasonable acts are hereby approved by the Trustees.

In addition, the Sponsor and the Trustees acknowledge that in the operation of the businesses of Both Reorganization Companies and their Related Companies, the Business Trustee will need to cause Both Reorganization Companies and their Related Companies to implement a wide variety of acts, including in the areas set forth on Attachment 17.8A hereto, and that it is the intent of the Sponsor and the Trustees to provide the greatest flexibility possible in the exercise of business judgment by the Business Trustee with respect to such matters consistent with the need of the Trustee and Both Reorganization Courts to exercise appropriate controls and oversight to ensure execution of Both Companies’ Reorganization Plans.  In furtherance of the foregoing, prior to the Closing, the Trustees agree to seek and make efforts as much as possible to a reasonable extent to obtain an amendment to Section 7 of the orders of commencement of the Both Companies’ Corporate Reorganization Cases by Both Companies’ Courts entered on March 23, 2012 in the form attached hereto as Attachment 17.8B as such Attachment may be modified from time to time at the direction of Both Companies’ Courts following consultation among the Trustees, Both Companies’ Courts and the Sponsor (which consultations shall continue following the Closing Date with a view towards providing appropriate flexibility for the operation of Both Reorganization Companies’ businesses) (and with corresponding amendments to, and consultation with respect to, the order of commencement of the Akita Reorganization Company’s Reorganization Case).

The Trustees agree that the categories of actions that are the subject of Section 7 of the orders of commencement of the Both Companies’ Corporate Reorganization Cases by Both Companies’ Courts entered on March 23, 2012, as the same may be amended from time to time, which do not require Both Reorganization Courts’ approval (due to an exclusion or other exception contained in such orders) shall not require consent from the Trustee.

Following the Closing, it is expected that the businesses of Both Reorganization Companies will require ongoing substantial levels of capital expenditures and that such expenditures will require the use of a substantial portion of Both Reorganization Companies’ available cash including existing cash balances, the proceeds from borrowings available under the Sponsor CapEx Financing or Third Party CapEx Financing and cash flow from operations.  These ongoing investments are essential to preserve the viability and cost-competitiveness of the businesses and to insure the ability of the businesses to generate cash flows under the cost plus model sufficient to provide for the later scheduled Installment Payments.  At the same time, Both Reorganization Companies’ businesses must be managed to provide for Installment Payments.  In making determinations as to the appropriate levels of capital

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expenditures for the businesses in light of these competing considerations, the Sponsor and the Trustee acknowledge that it will be necessary and appropriate to monitor such items as cash balances, capital expenditure commitments, available funding (third-party or otherwise) and projected cash flows, relative to requirements for upcoming scheduled Installment Payments, and that in circumstances creating uncertainty regarding Both Reorganization Companies’ ability to fund the upcoming Installment Payment, the Trustee or Both Companies’ Courts may request appropriate limitations on such capital expenditures.

9 The Trustees acknowledge that the Business Trustee and Both Reorganization Companies shall make efforts as much as possible to a reasonable extent in achieving the goals of: (x) having minimum consolidated cash and cash equivalents (excluding Rexchip) of 700 oku Yen, and (y) [*].

Chapter 7             Representations and Warranties, Covenants, and Conditions Precedent
to Performance of Obligations under this Agreement

Article 18                                       Representations and Warranties

1                               The Sponsor represents and warrants as follows as at the time of execution of this Agreement and the day on which the Closing takes place.

(1)                       The Sponsor is a company incorporated and validly existing under Law.

(2)                       The Sponsor has full authority necessary for the Performance of this Agreement, and the Performance of this Agreement

(i)                          does not violate or breach any of the provisions of the Sponsor’s articles of incorporation, board of directors regulations, or any other such internal regulations of the Sponsor and

(ii)                       does not breach or conflict with any contract, agreement, judgment, order, decision, or Law whatsoever that is applicable to the Sponsor in a manner that would have an adverse impact on Sponsor’s ability to consummate the transactions contemplated hereby.

All consents, permissions, approvals, authorizations, and other such procedures from or with any court, administrative body, or public body that are required to be obtained under the agreements or Law applicable to the Sponsor, and all necessary procedures within the Sponsor, in connection with the Performance of this Agreement, have been obtained or performed or, assuming satisfaction of the closing conditions set forth in Article 20 of this Agreement, will be obtained or performed by the Closing.

(3)                       The Sponsor has the financial ability necessary to perform its obligations under this Agreement.

2                               The Trustees represent and warrant as at the time of execution of this Agreement and the day on which the Closing takes place.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(1)                       The Trustees are the trustees for Both Reorganization Companies and have the right to manage and dispose of the property of Both Reorganization Companies.

(2)                       The Trustees have full authority necessary for the Performance of this Agreement, and the Performance of this Agreement

(i)                          does not violate or breach any of the provisions of the articles of incorporation, board of directors regulations, or any other such internal regulations of the Reorganization Company or the Akita Reorganization Company and

(ii)                       does not breach or conflict with any contract, agreement, judgment, order, decision, or Law whatsoever that is applicable to either the Reorganization Company or the Akita Reorganization Company in a manner that would have an adverse impact on the ability of Both Reorganization Companies to perform the actions contemplated hereby, including the consummation of the transactions contemplated hereby.

All consents, permissions, approvals, authorizations, and other such procedures from or with any court, administrative body, or public body that are required to be obtained under the agreements or Law applicable to either of Both Reorganization Companies, and all necessary procedures within either of Both Reorganization Companies, in connection with the performance of the actions contemplated by this Agreement, including the consummation of the transactions contemplated hereby, have been obtained or performed or, assuming satisfaction of the closing conditions set forth in Article 20 of this Agreement, will be obtained or performed by the Closing.

(3)                       No information disclosed by the Trustees (which include Both Reorganization Companies) and their representative to the Sponsor or its representative in the course of due diligence or negotiations for this Agreement includes any untrue or incorrect statement in any material respect, or omits any material fact necessary to make the information not misleading.  To the knowledge of the Initial Trustees after appropriate consultation with representatives of Both Reorganization Companies, all information which would reasonably be likely to have a material effect on the Sponsor’s decision with respect to the transactions contemplated under this Agreement has been disclosed to the Sponsor.

Article 19                                       Covenants

1                               The Sponsor and the Trustees shall, during the Interim Period, make efforts as much as possible to a reasonable extent to:

(1)                       take all actions necessary to consummate the transactions contemplated by this Agreement, including causing the conditions precedent set forth in Article 20 to be satisfied as promptly as possible and

(2)                       as promptly as possible carry out the procedures required under Law to implement the Closing and, the Sponsor and the Trustees will, if requested by the other party, provide within a reasonable extent to the other party materials proving that it has conducted actions and procedures set forth in (1) and (2).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2                               Without limiting the generality of the forgoing Section 1, the Sponsor and the Trustees shall, during the Interim Period, cooperate and make efforts as much as possible to a reasonable extent to obtain as promptly as possible any governmental authorizations or approvals required for the consummation of the transactions contemplated by this Agreement, including those required to be obtained under any Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (the “Regulatory Approvals”).  The Sponsor and the Trustees shall cooperate and make efforts as much as possible to a reasonable extent to contest any ruling, order or other legal action of any governmental authority seeking to restrict, prevent or prohibit the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this section shall be construed to require the Sponsor (and its affiliated companies) or the Trustees to accept, or agree to accept, any action or restriction imposed by any governmental authority related to the assets, businesses, properties and operations of the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) which could reasonably be expected to result in a Both Reorganization Companies’ Material Adverse Change or Rexchip Material Adverse Change, or otherwise materially affect the economic or business benefits contemplated by this Agreement, including the benefits resulting from the integration of Both Reorganization Companies with the Sponsor.

3                               The Sponsor and the Trustees shall cooperate and make efforts as much as possible to a reasonable extent to (a) perform all legal obligations (if any), including consultation, arising as a result of the transactions contemplated by this Agreement in respect of labor unions and similar employee representative bodies, and (b) inform, consult or negotiate with or seek consent from the relevant employees, relevant labor unions or any other employee representative body as reasonably required in connection with the transactions contemplated by this Agreement.

4                               From the execution of this Agreement and until the Closing, the Sponsor shall, as reasonably requested by the Trustees, submit documents proving that it has the financial ability necessary to perform obligations under this Agreement.

5                               The Trustees shall cause the Reorganization Company to take such actions as are reasonably necessary and within its power to cause (i) the delisting of Rexchip from the Emerging Market of the GreTai Securities Market as promptly as practicable after the date of this Agreement and in any event prior to the Closing and (ii) the withdrawal of public company status of Rexchip as promptly as practicable after the date of this Agreement and in any event prior to the Closing, including causing such matters to be brought before the board of directors of Rexchip and at a meeting of shareholders of Rexchip for discussion, resolution and/or approval as required by applicable Law, causing the Reorganization Company’s representatives on the board of directors of Rexchip to approve such matters, and causing the Reorganization Company and its Related Companies to vote their shares in Rexchip in favor of such matters.

6                               The Sponsor shall make efforts as much as possible to a reasonable extent to cooperate with Both Reorganization Companies, and the Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to cooperate with the Sponsor, with respect to the operations of the Both Reorganization Companies to plan and prepare for implementation of a cost-effective, efficient integration of the businesses of Both

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reorganization Companies with Sponsor at the time of Closing as part of Sponsor’s global operations to ensure to the extent possible the success of the Both Reorganization Companies upon integration at closing for the benefit of the Trustees and the creditors of the Both Reorganization Companies, subject to such limitations as are appropriate under applicable antitrust Laws.

Article 20                                       Conditions Precedent to Performance of Obligations under this Agreement

1                               The respective obligations of the Sponsor, on the one hand, and the Trustees, on the other hand, to consummate the Capital Reduction and Increase shall be subject to the satisfaction or waiver of each of the following conditions:

(1)                       the representations and warranties by the other party under Article 18.1 and Article 18.2(1) and (2) being true and accurate in material respects; and

(2)                       there being no material breach on the part of the other party of its obligations under this Agreement.

(3)                       All Regulatory Approvals, including those listed on Attachment 20.1(3), shall have been obtained and shall be in full force and effect, and any waiting period (or extensions thereof) applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of April 14, 1947) or other similar Laws of relevant jurisdictions, shall have expired or been terminated.

(4)                       No governmental authority of competent jurisdiction shall have enacted, issued or enforced any Law, judgment, order or injunction which is in effect on the Closing Date and has or would have the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement or otherwise making such transactions illegal, nor shall any governmental authority of competent jurisdiction have required, or threatened to require, before or after the Closing Date, the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) to agree to any action or restriction, or imposed any such action or restriction, related to the assets, businesses, properties or operations of the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) which could reasonably be expected to result in a Both Reorganization Companies’ Material Adverse Change or a Rexchip Material Adverse Change, or otherwise materially affect the economic or business benefits contemplated by this Agreement, including, but not limited to, the benefits resulting from the integration of Both Reorganization Companies with the Sponsor.

(5)                       Orders of approval of Both Companies’ Reorganization Plans have been made final.

2                               The obligations of the Sponsor to consummate the Capital Reduction and Increase shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by the Sponsor:

(1)     No Both Reorganization Companies Material Adverse Change shall have

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

occurred and no Rexchip Material Adverse Change shall have occurred.

(2)     Both Companies’ Reorganization Plan Proposals were prepared on terms consistent with this Agreement and in consultation with the Sponsor.

(3)     The representations and warranties of the Trustees under Article 18.2(3) being true and accurate in all respects, except for such failure to satisfy the condition in clause (B) above as could not reasonably be expected to individually or in the aggregate result in a Both Reorganization Companies’ Material Adverse Change.

(4)     Neither the Reorganization Company nor the Akita Reorganization Company shall be in default in respect of any provision of (i) the DIP Credit Line Agreement and any related documents, (ii) any credit agreement and any related documents pursuant to which any Third Party DIP Financing has been provided, (iii) the Sponsor CapEx Financing or (iv) any Third Party CapEx Financing.

(5)     The Sponsor shall have confirmed that, as a result of the preservation of net operating losses of Both Reorganization Companies and the losses incurred from the revaluation of the assets of Both Reorganization Companies to offset any cancellation of indebtedness income resulting from the transactions contemplated by this Agreement, including implementation of the Both Companies’ Reorganization Plans, no significant tax liabilities are reasonably likely to result from the rehabilitation of reorganization claims etc. and distributions to holders of claims pursuant to the Both Companies’ Reorganization Plans.

(6)     [Intentionally left blank]

(7)     The Sponsor shall have confirmed to its satisfaction that subsequent to the initiation of the Reorganization Case: (a) Rexchip joint venture relations, including relations with material partners, lenders and customers, have been maintained in all material respects; (b) the Rexchip joint venture terms, including material stock ownership, governance and supply arrangements, have been maintained in all material respects; (c) the Reorganization Company’s equity ownership and supply rights have not been diluted; and (d) the Reorganization Company’s ownership interest in Rexchip is free and clear of all encumbrances (other than any liens existing as of the date hereof in favor of a directly or indirectly wholly-owned subsidiary of the Reorganization Company), subject to, in the case of clauses (a) and (b), the effects of the transactions for, and in accordance with, the Powerchip Purchase Agreement or the Powerchip Standstill Agreement.

(8)     [Intentionally left blank]

(9)     The Sponsor shall have received the 8-K Financial Statements.

(10)   The Adjustment Amount shall be less than the adjustment amounts that were the basis used by the Trustees in the determination of the proposed distributions on claims provided for in the Both Reorganization Companies’ Reorganization Proposals or Plans.

(11)   The closing of the transactions contemplated by the Powerchip Share Purchase Agreement shall have occurred and the termination of rights pursuant to the Powerchip Standstill Agreement shall have become final and irrevocable as a result thereof; except

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

where the failure of the Sponsor to make efforts as much as possible to a reasonable extent to cause this condition to be satisfied was the primary cause of, or resulted in this condition having failed to be satisfied on or before the Closing Date, and such failure constitutes a material breach of this Agreement.

(12)   [*].

(13)   Both Companies’ Courts shall have approved: (a) the implementation of the actions summarized on Attachment 7-2 hereto to the extent such approval is required, and (b) the implementation of the actions required or contemplated by Article 10.18 hereof, either by means of incorporation of such items into Both Companies’ Reorganization Plans or otherwise.

(14)   Liabilities reasonably likely to result from [*] Claims that are not included in the Adjustment Amount do not exceed 40 oku Yen in the aggregate, after taking into account all relevant factors including the value of assets that may be subject to attachment.

(15)  [*]

(16)  Net Available Cash, as determined in accordance with the definitions and procedures set forth in Attachment 20.2, is not less than negative 160 oku Yen.

Chapter 8             Compensation, Indemnification etc.

Article 21                                       Exclusive Remedy

Neither the Trustees (which include Both Reorganization Companies) nor the Sponsor may make any claim whatsoever against the other party (where the other party is the Trustees, it includes Both Reorganization Companies), with respect to any damage incurred in connection with this Agreement except for any claim under Article 23; provided, that this Article 21 shall not limit the parties’ rights to pursue any remedies available to them under Law, including the Corporate Reorganization Act and the Civil Code.

Article 22                                       Warranty

The Sponsor shall support Both Reorganization Companies ‘as is’ under this Agreement, and the parties hereby acknowledge and agree that, except as otherwise expressly provided in this Agreement, neither party (which includes, with respect to the Trustees, Both Reorganization Companies) makes any representation or warranty whatsoever concerning any aspect whatsoever of the state of Both Reorganization Companies and their Related Companies (including, without limitation, the state of assets, debt, and business) or otherwise, other than the representations and warranties expressly set forth in Article 18.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 23                                       Indemnification or Compensation for Damage

1                               The Trustees (which include Both Reorganization Companies) and the Sponsor may claim indemnification from the other party (where the other party is the Trustees, it is Both Reorganization Companies) for any damage incurred because a representation or warranty by the other party under Article 18 is untrue or inaccurate in a material respect.

2                               The Trustees (which include Both Reorganization Companies) and the Sponsor may claim compensation from the other party (where the other party is the Trustees, it is Both Reorganization Companies) for any damage incurred because of a breach by the other party of an obligation under this Agreement.

3                               The Trustees (which include Both Reorganization Companies) and the Sponsor may make a claim against the other party (where the other party is the Trustees, it includes Both Reorganization Companies) for the incurred damage under Paragraph 1 and the preceding paragraph separately from the forfeiture of the Deposit under Article 5.2 and the payment by the Trustees of 18 oku yen as a penalty under Article 5.3.

4                               If a right of the Sponsor to make a claim against Both Reorganization Companies under Paragraph 1 or Paragraph 2 arises, (A) prior to the Closing Date, the Trustees shall cause Both Reorganization Companies to promptly satisfy such claim from Both Reorganization Companies’ cash and cash equivalents (or, at the discretion of the Trustees and after obtaining approval of Both Companies’ Courts, reduce the Closing Payment by the amount of such claim by way of offset, in-kind contribution or otherwise, which reduction will be deemed to have satisfied such claim); and (B) from and after the Closing Date, the Business Trustee shall cause Both Reorganization Companies to satisfy such claim (and any other unsatisfied claims arising during the same calendar year, and from any prior years to the extent such claims from prior years remain unsatisfied) from Both Reorganization Companies’ cash and cash equivalents once per year on the same date on which the Installment Payments are scheduled to be made pursuant to Article 16.2 hereof (each such date, an “Indemnity Claim Settlement Date”), provided, that for purposes of this clause (B), until a decision of completion of reorganization proceedings is made with respect to both of Both Companies’ Reorganization Cases, the Business Trustee shall not be permitted to satisfy any claims on an Indemnity Claim Settlement Date unless Both Reorganization Companies’ have adequate cash and cash equivalents to make the scheduled Installment Payment on such Indemnity Claim Settlement Date. If as a result of the proviso in the preceding sentence the Business Trustee is not permitted to satisfy any outstanding claims on an Indemnity Claim Settlement Date, then such claims shall remain outstanding and shall be payable on the following Indemnity Claim Settlement Date, subject to the proviso in the preceding sentence.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Chapter 9                                        Termination of this Agreement

Article 24                                       Termination of this Agreement

1                               This Agreement will terminate only if

(1)                       this Agreement is cancelled under the next article,

(2)                       a decision of completion of reorganization proceedings is made with respect to both of Both Companies’ Reorganization Cases, or

(3)                       both of Both Companies’ Reorganization Proceedings are terminated for a reason other than (1) or (2).

2                               Even if this Agreement terminates, Article 2, Article 21 through to and including this article, Article 26 through Article 34, and Article 37 will continue to be effective.

3                               Article 6, Article 7.1, Article 8, and Article 9 will continue to be effective even after the termination of this Agreement only if this Agreement terminates under Item (2) of Paragraph 1.

4                               Article 5.2, Article 5.3, Article 5.4 and Article 5.6 will continue to be effective even after the termination of this Agreement only if this Agreement terminates under Item (1) or (3) of Paragraph 1.

5                               Upon termination of this Agreement for any reason other than under Article 24.1(2) above, any outstanding financing provided by or guaranteed by the Sponsor to Both Reorganization Companies will become immediately due and payable and be repaid by Both Reorganization Companies.

Article 25                                       Cancellation

1                               The Sponsor or the Trustees may cancel this Agreement if:

(1)                   (i)                         a representation or warranty by the other party under Article 18.1 or Article 18.2(1) and (2) is untrue and inaccurate in a material respect; or

(ii)                     there is a material breach on the part of the other party of its obligations under this Agreement and that other party, notwithstanding the Sponsor’s or the Trustees’ requesting it to cure, is not able to cure even after the passing of a reasonable period necessary for curing, or it is clear that the other party is not able to cure it.

(2)                    The Closing shall not have occurred on or before 11:59 pm Tokyo time on the eighteen (18) month anniversary of the Execution Date (the “Outside Date”); provided, however, that the Outside Date shall be extended until 11:59 pm Tokyo time on the twenty four (24) month anniversary of the Execution Date (the “Extended Outside Date”) if all of the conditions to closing set forth in Article 20 are satisfied as of immediately prior to the Outside Date, other than the condition set forth in Article 20.1(5); provided further however, that the right to terminate this Agreement under this subsection 25.1(2) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of, or resulted in, the failure of the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Closing to occur prior to such date.

(3)                    Any governmental authority of competent jurisdiction shall have enacted, issued or enforced any final non-appealable Law, judgment, order or injunction that has the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement or otherwise making such transactions illegal.

(4)                    With respect to either the Reorganization Case or the Akita Reorganization Case (i) an order of cancellation of commencement of the reorganization proceedings is issued, (ii) an order of disapproval of Both Companies’ Reorganization Plans is issued, or (iii) an order of abolition of the reorganization proceedings is issued.

(5)                    Both Companies Reorganization Plan Proposals have been disapproved by the creditors and an order of approval of such plan proposal (as amended from time to time) has not been issued within three (3) months from such disapproval despite the Trustees’ having made efforts as much as possible to obtain such an order of approval.

2                               The Sponsor may cancel this Agreement if:

(1)                       The representation and warranty of the Trustees under Article 18.2(3) is untrue or inaccurate in any respect, except where the untruth or inaccuracy of the representation and warranty of the Trustees under Article 18.2(3) could not reasonably be expected to individually or in the aggregate result in a Both Reorganization Companies’ Material Adverse Change,

(2)                       Both Companies’ Courts approvals are not obtained as contemplated by Article 35 by the fifth (5th) Business Day following the Execution Date,

(3)                       Either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has terms inconsistent with this Agreement or was not prepared in consultation with Sponsor,

(4)                       Either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has not been submitted to the Court or Akita Court by the Trustees by the deadline for submitting the reorganization plan proposals stipulated by the Court or the Akita Court,

(5)                       An order of approval of either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has not been issued by the Court or Akita Court within eighteen (18) weeks after each such plan proposal has been submitted to the Court or Akita Court as described in the preceding paragraph,

(6)                       Either the Reorganization Case or the Akita Reorganization Case is converted into a non-DIP type reorganization proceeding where there is no longer any Trustee who is appointed from among the directors or employees of Both Reorganization Companies,

(7)                       The Powerchip Share Purchase Agreement shall have terminated as between the Sponsor and Powerchip without the transactions contemplated thereby having been consummated and sixty (60) days have passed since its termination (unless the Sponsor has agreed in writing not to exercise this cancellation right prior to the expiration of such sixty (60) day period), except where such termination is the result of the Sponsor having failed to make efforts as much as possible to a reasonable extent to cause the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

condition set forth in Article 20.2(11) to be satisfied.

(8)                       There shall have occurred any Both Reorganization Companies Material Adverse Change or Rexchip Material Adverse Change.

(9)                       If (a) the Adjustment Amount shall be more than the adjustment amounts that were the basis used by the Trustees in the determination of the proposed distributions on claims provided for in the Both Reorganization Companies’ Reorganization Proposals or Plans; (b) liabilities of Both Reorganization Companies reasonably likely to result from [*] Claims that are not included in the Adjustment Amount exceed 40 oku Yen in the aggregate, after taking into account all relevant factors including the value of assets that may be subject to attachment; or (c) Net Available Cash is less than negative 160 oku Yen, in each case, at a time when all other conditions to Closing, other than conditions which by their nature are only capable of being satisfied at Closing, have been satisfied.

3                               The Trustees and the Sponsor may cancel this Agreement under Paragraph 1 or Paragraph 2 only before the Closing.

Chapter 10                                                                     Other Provisions

Article 26                                       Confidentiality Obligations

1                               The terms of the Mutual Non-Disclosure Agreement, dated October 11, 2011, between Sponsor and the Reorganization Company (the “Confidentiality Agreement”), are hereby incorporated herein by reference and shall continue in full force and effect and survive the Closing, provided that during the Interim Period, the Trustees shall be bound by the terms and conditions of Confidentiality Agreement to the same extent as the Reorganization Company.  In addition, the following terms of this Article 26 shall apply with respect to the Confidential Information and shall be deemed to modify the Confidentiality Agreement to the extent inconsistent therewith.

2                               Notwithstanding the preceding paragraph but subject to Paragraph 4 below, the Sponsor and the Trustees may disclose Confidential Information to trustee representatives, trustee assistants, directors, corporate auditors, and other officers and employees of the Sponsor and Both Reorganization Companies and their own advisors (including, without limitation, attorneys-at-law, certified public accountants, tax accountants, real estate appraisers, and financial advisors) who need to know Confidential Information to the extent necessary to perform this Agreement.

3                               Notwithstanding Paragraph 1, to the extent necessary, and subject to ensuring reasonable protection of Confidential Information,

(1)                       the Sponsor and the Trustees may disclose Confidential Information to (i) administrative agencies and public institutions that have the authority to give permissions and authorizations, etc. (which include competition authorities) in connection with the business of Both Reorganization Companies and (ii) other recipients that need to know Confidential Information for the purpose of operation of the business of Both Reorganization Companies,

(2)                       the Sponsor may disclose Confidential Information to financial institutions which have

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided or will provide any type of financing to the Sponsor and/or Both Reorganization Companies,

(3)                       the Sponsor may disclose such Confidential Information that the Sponsor determines in good faith to be required by to comply with applicable U.S. and non-U.S. securities Laws (including obligations with respect to full disclosure), in connection with any Sponsor Financing, and

(4)                       the Trustees may disclose Confidential Information to

(i)                          Both Companies’ Courts and Both Companies’ Examiners and

(ii)                       other recipients that need to know Confidential Information to carry out Both Companies’ Reorganization Proceedings, provided that the Trustees shall consult with the Sponsor prior to disclosure of any such Confidential Information and make efforts as much as possible to a reasonable extent to limit the scope of such information to the minimum required; provided further, that the Sponsor and the Trustees will consult with respect to other Confidential Information that may be disclosed to other recipients that need to know Confidential Information to carry out Both Companies’ Reorganization Proceedings without the Trustees being required to comply with Article 26.4 in respect of such information.

In addition, notwithstanding Paragraph 1, the Sponsor and the Trustees may disclose Confidential Information to the extent necessary if it is required to disclose such Confidential Information by Law or stock exchange rules, or a court or other such competent authority.

4                               If either the Sponsor or the Trustees are to disclose Confidential Information to a third party under Paragraph 2, Paragraph 3(1)(ii) or Paragraph 3(4)(ii), the disclosing party

•             shall cause that third party (except for those that bear confidentiality obligations under Law) to bear substantively the same obligations as those borne by itself under this article and

•             will be fully liable for the performance of those obligations by that third party (including those that bear confidentiality obligations under Law).

5                               Notwithstanding Paragraph 1, any information whatsoever relating to the business of Both Reorganization Companies or any of their Related Companies (other than confidential information of third parties that is in the possession of Both Reorganization Companies or any of their Related Companies) is deemed to be Confidential Information of the Sponsor after the Closing.  Accordingly, the Sponsor and its affiliated companies may disclose such Confidential Information to a third party and may use such Confidential Information without restriction, and the Trustees shall be bound by the terms and conditions of the Confidentiality Agreement as modified hereby with respect to such Confidential Information (as well as any Confidential Information relating to the Sponsor and its business that is subject to the Confidentiality Agreement).

6                               If this Agreement terminates prior to the Closing, the parties’ obligations with respect to Confidential Information shall survive until the third anniversary of the date of termination.  If the Closing occurs, the Trustees’ obligations under this Article 26 shall survive until the third anniversary of the Closing Date.  The Confidentiality Agreement will continue until

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the date such obligations terminate, except to the extent a non-breaching party is seeking to enforce any remedies thereunder for any breaches that occurred prior to the date the obligations terminate.  The Clean Team Confidentiality Agreement dated as of April 10, 2012 between the Sponsor and the Reorganization Company shall terminate on the later of the Closing Date or, if this Agreement terminates prior to the Closing, until the third anniversary of the date of termination.

Article 27                                       Public Release

1                               Except as otherwise provided in Article 26, the Sponsor and the Trustees shall not publicly release any Confidential Information without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) except where it is necessary to do so for the purpose of carrying out Both Companies’ Reorganization Proceedings or it is required by Law, stock exchange rules or a court or other such competent authority.

2                               Even if the prior written consent of the other party is not required under the preceding paragraph, the Sponsor and the Trustees shall consult with the other party in advance on the details and method of public press release to the extent practically possible.

Article 28                                       Expenses

The Trustees (which include Both Reorganization Companies) and the Sponsor shall each bear their own respective expenses required for the Performance of this Agreement, except for where provided otherwise in this Agreement.  Any costs and expenses payable to the Escrow Agent in relation to the Escrow Agreement, including an acceptance fee of ¥2,200,000 and other expenses, shall be equally borne by the Reorganization Company and the Sponsor.

Article 29                                       Restriction on Assignment etc.

The Sponsor and the Trustees may not assign, transfer, or otherwise dispose of any rights or obligations whatsoever that they have under this Agreement or their status under this Agreement to anyone without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); provided that the Sponsor may transfer any rights or obligations whatsoever under this Agreement or its status under this Agreement to any of its affiliated companies without the prior written consent of the Trustees if the Sponsor continues to owe the obligations hereunder after such transfer.

Article 30                                       Change in Position of the Trustees

Notwithstanding the preceding Article, if one of the Trustees ceases being a trustee of Both Reorganization Companies (that party, the “Changed Party”; the other party constituting the Trustees, the “Non-Changed Party”) and

(1)                       a trustee is not appointed in place of the Changed Party—the Non-Changed Party shall exercise rights and perform obligations as the Trustees by itself or

(2)                       a trustee is appointed in place of the Changed Party—the person so appointed and the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Non-Changed Party shall exercise rights and perform obligations as the Trustees.

The Sponsor may petition the Court at any time to replace the then serving Business Trustee, or to fill a vacancy in the case of resignation, disability or otherwise.

Article 31                                       Governing Law

The Sponsor and the Trustees (which include Both Reorganization Companies) agree to Japanese Law being the governing Law of this Agreement.

Article 32                                       Exclusive Jurisdiction

The Sponsor and the Trustees (which include Both Reorganization Companies) shall endeavor to resolve disputes relating to this Agreement through their consultation, and if a dispute cannot be resolved through such consultation, the dispute must be resolved in court, with the Tokyo District Court having exclusive jurisdiction as the court of first instance.

Article 33                                       Language

1                               This Agreement is executed in the Japanese language. Even if this Agreement is translated into another language other than the Japanese language, only the Japanese language version is the official version of this Agreement, the Japanese language version always prevails over any translation in any language other than the Japanese language, and the translation may not be used as the basis for any interpretation of this Agreement.

2                               Unless otherwise provided herein, all documents executed in accordance or connection with this Agreement must be executed in the Japanese language, and the preceding paragraph applies mutatis mutandis with respect to the relationship between documents so executed and translations of them in any language other than the Japanese language.  For the avoidance of doubt, commercial contracts (including license and service agreements and the contracts to be entered into in connection with the implementation of the cost plus model as contemplated in Attachment 7-2) between the Sponsor (or any of its affiliates) on the one hand, and Both Reorganization Companies, on the other hand, may be executed in any language agreed to by the parties thereto, and certain documents related to financing arrangements contemplated hereby may be executed in any language agreed to by the parties thereto; provided that it is understood that any such agreements which are expected to be provided to, or reviewed by, the Trustee, Both Companies’ Courts or Both Companies’ Examiners, will need to be translated into the Japanese language by the Both Reorganization Companies.

Article 34                                       Amendment

No purported amendment to or modification of any provision whatsoever of this Agreement is valid except for where it has been executed in a writing affixed with the name and seal of, or signature of, the representative of the Sponsor and of the Trustees.

Article 35                                       Condition Precedent

This Agreement will take effect only if the approvals of Both Companies’ Courts are obtained.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 36                                       Matters for Consultation etc.

1                               If a doubt arises concerning an interpretation of this Agreement or a matter that has not been provided for in this Agreement, the Sponsor and the Trustees shall consult sincerely in good faith.

2                              The Sponsor and the Trustees shall make efforts as much as possible to a reasonable extent so as to cooperate in order to achieve the purpose of this Agreement provided for in Article 1.

3                               If payment of the Financial Support through Both Companies’ Capital Increases and Reductions becomes extremely difficult in relation to Law or Both Companies’ Reorganization Proceedings, the Sponsor and the Trustees shall consult sincerely with respect to carrying out the intent of the Agreement, including the payment of the Financial Support through a method other than Capital Increases and Reductions.

Article 37                                       Entire Agreement

This Agreement (including its Attachments and the Escrow Agreement, when executed by the parties thereto as contemplated hereby), the Interim Business Plan, the Letter Agreement with respect to the Sponsor Agreement between the Sponsor and the Trustees dated the date hereof, the Letter Agreement #2 with respect to the Sponsor Agreement between the Sponsor and the Trustees dated the date hereof, the Letter Agreement relating to Excluded Claims between the Sponsor and the Trustees dated the date hereof, and the Confidentiality Agreement, as modified by Article 26, constitute the entire agreement existing between the parties relating to the subject matter hereof and supersede and replace in their entirety all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Sponsor and the Initial Trustees have executed this Agreement in 2 originals by affixing their names and seals, or signatures, to each original, and the Sponsor and the Initial Trustees have retained 1 executed original each.

Date: 2012

Sponsor

Initial Trustees

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 1

Both Companies’ Specified Common Benefit Claims

1                               The Specified Common Benefit Claims

1                               Those common benefit claims that pertain to fees and expenses for the Trustees, the deputy trustees, the assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. (including Morrison Foerster, Anderson Mori Tomotsune, Davis, Polk & Wardwell, Lee & Li, Formosa Transnational, Oh-Ebashi and Nomura Securities), appointed by the Trustees as required to assist with the duties of the trustees in connection with the Reorganization Proceedings and have not been repaid prior to March 31, 2012, and, for the avoidance of doubt, will include such fees and expenses to the extent in connection with the Reorganization Proceedings (including, but not limited to, selection of a sponsor, preparation of this Agreement, preparation of any antitrust filings in connection with the transactions contemplated by the Sponsor Agreement (limited to 50% of such fees and expenses), and foreign recognition proceedings of the Reorganization Proceedings) and will not include such fees or expenses to the extent such fees or expenses would have been incurred even if no Reorganization Proceedings had commenced, been filed or been prepared for (such as fees and expenses incurred pursuant to Article 10.14 and Article 10.16 hereof, fees and expenses incurred in connection with the preparation of the securities report required under the Financial Instrument and Exchange Law of Japan, fees and expenses in connection with patent infringement litigation (to the extent such litigation fees and expenses are not related to matters in respect of the Reorganization Proceedings), and fees and expenses in connection with assistance in funding working capital and capital expenditure).  With respect to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. appointed by the Trustees as required to assist with the duties of the trustees which fees and expenses are not able to be clearly characterized as common benefit claims of Specified Common Benefit Claims, the Sponsor and the Trustees shall consult on such matters in good faith and make efforts as much as possible to a reasonable extent to agree on a reasonable characterization of such fees and expenses.

2                               Those common benefit claims that pertain to advance deposit (yonou-kin) in the Reorganization Proceedings and have not been repaid prior to March 31, 2012.

3                               Any amounts paid or payable in respect of the Reorganization Company’s [*].

4                               Any amounts paid or payable by the Reorganization Company in respect of the proposed settlement to be entered into between the Reorganization Company and [*].

2                               The Akita Specified Common Benefit Claims

1                               Those common benefit claims that pertain to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. (including Morrison Foerster, Anderson Mori Tomotsune, Davis, Polk & Wardwell, Lee & Li, Formosa

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transnational, Oh-Ebashi and Nomura Securities), appointed by the Trustees as required to assist with the duties of the trustees in connection the Akita Reorganization Proceedings and have not been repaid prior to March 31, 2012, and, for the avoidance of doubt, will include such fees and expenses to the extent in connection with the Akita Reorganization Proceedings (including selection of a sponsor, preparation of this Agreement, preparation of antitrust filings in connection with the transactions contemplated by the Sponsor Agreement (limited to 50% of such fees and expenses), and foreign recognition proceedings of the Akita Reorganization Proceedings) and will not include such fees or expenses to the extent such fees or expenses would have been incurred even if no Akita Reorganization Proceedings had commenced, been filed or been prepared for (such as fees and expenses incurred pursuant to Article 10.14 and Article 10.16 hereof, fees and expenses incurred in connection with the preparation of the securities report required under the Financial Instrument and Exchange Law of Japan, fees and expenses in connection with patent infringement litigation (to the extent such litigation fees and expenses are not related to matters in respect of the Akita Reorganization Proceedings), and fees and expenses in connection with assistance in funding working capital and capital expenditure). With respect to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. appointed by the Trustees as required to assist with the duties of the trustees which fees and expenses are not able to be clearly characterized as common benefit claims of Akita Specified Common Benefit Claims, the Sponsor and the Trustees shall consult on such matters in good faith and make efforts as much as possible to a reasonable extent to agree on a reasonable characterization of such fees and expenses.

2                               Those common benefit claims that pertain to advance deposit (yonou-kin) in the Akita Reorganization Proceedings and have not been repaid prior to March 31, 2012.

(End of Attachment 1)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 3

Excluded Prepaid Claims

•                  Claims offset and paid in connection with the settlement between Powertech Technology, Inc., Macrotech Technology, Inc. and the Reorganization Company pursuant to the consent of the examiner (#15) as of 23 March 2012

•                  Qimonda license payment prior to 31 March 2012 in the amount of approximately 14 oku yen

•                  Bank deposit offsets permitted as of 27 February 2012 in the amount of approximately 5 oku yen

•                  Refunds in respect of products shipped prior to 27 February 2012

(End of Attachment 3)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 6.1

DIP Financing Term Sheet

Confidential Draft of 22 June 2012
For Discussion Purposes Only

Important General Notes:

1.              This Term Sheet was originally prepared to summarize the terms on which Micron Technology, Inc. (“Micron”) would commit that Micron or a direct or indirect subsidiary of Micron would provide operating capital debtor-in-possession financing to Elpida Memory, Inc. (“Elpida”).

2.              As described in the Sponsor Agreement, the parties have agreed that instead of such commitment (a) Elpida will continue the existing financing arrangement under the Existing Facility Agreement (as defined below) through 28 December 2012, and (b) for the period subsequent to 28 December 2012 through the Closing (as defined in the Sponsor Agreement) or earlier termination of the Sponsor Agreement, Elpida will either obtain an extension of the Existing Facility Agreement or enter into a replacement financing arrangement on terms and conditions reasonably acceptable to Micron.  Micron will make efforts as much as possible to a reasonable extent to assist the Reorganization Company in obtaining an extension or replacement of the Existing DIP Financing for the Interim Period and, if necessary, the continuation of a portion of such financing up to 50 oku Yen for a period of up to two months following the Closing Date.

3.              The parties have also agreed that (a) Micron will reimburse Elpida for (i) actual interest accrued and payable for the applicable period under the extended or replacement DIP financing facility to the extent in excess of the amounts that would have applied under the financing arrangement contemplated by this Term Sheet had such financing been put in place as of 28 December 2012, provided that Micron shall not be required to reimburse the Reorganization Company for any such interest to the extent it accrues at a rate in excess of [*]% per annum and (ii) and the difference between any arrangement fees that would have been incurred and payable upon effectiveness of the financing arrangement contemplated by this Term Sheet and the actual fees incurred and payable upon the effectiveness of any such extended or replacement DIP financing facility and(b) Micron will (i) at its election provide a payment guarantee by Micron or one of its subsidiaries if it determines it is desirable to do so in order to reduce such amounts, and (ii) provide a payment guarantee by Micron or one of its subsidiaries if such payment guarantee is necessary in order for Elpida to obtain the extended or replacement facility,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided that any such guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor which will include (w) complete subrogation to the rights of lender(s) in the event the guarantee is called upon, (x) a reimbursement agreement by Elpida in favor of Micron or its applicable subsidiary with respect to amounts paid under the payment guarantee, (y) a limited period of time following the termination of the Sponsor Agreement to demand payment upon such payment guarantee, after which time the payment guarantee shall terminate (excluding any subrogation rights), and (z) other provisions as necessary or appropriate to put Micron in the same position as nearly as practicable as it would have been had it extended the loans pursuant to the DIP Credit Line as contemplated on the terms and conditions in this Term Sheet (including, without limitation, (A) remedies if the guarantee is called upon, (B) early maturity upon termination of the Sponsor Agreement or circumstances that give rise to the right of Micron to terminate the Sponsor Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings during certain challenges by creditors to the plans of reorganization, and (E) other additions or modifications to the Existing Facility Agreement as summarized in this Term Sheet).  The governing law and language of the documentation for the extension or replacement facility (including any Micron payment guarantee) will be Japanese, except to the extent a different law or language is required by the lender(s).

4.              This Term Sheet is included as an attachment to the Sponsor Agreement solely for the purpose of applying the provisions of Article 6.1 of the Sponsor Agreement and the foregoing Note 3 and not to reflect a commitment by Micron that Micron or a direct or indirect subsidiary of Micron will provide the financing summarized herein or for any other purpose.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TERM SHEET

Debtor-In-Possession Financing

The following outlines the terms and conditions under which Micron Technology, Inc. would provide debtor-in-possession financing to Elpida Memory, Inc.  This financing would replace the Facility Agreement, dated April 27, 2012, among Nobuaki Kobayashi and Yukio Sakamoto, as trustees (the “Trustees”), and Shinseigin Finance Co., Ltd. (the “Existing Facility Agreement”).

Except for the sections of this Term Sheet titled “Confidentiality”, “Costs and expenses” and “Governing law”, which the parties intend to be binding, (x) this Term Sheet is non-binding, is not intended to give rise to any legal obligations, and does not constitute an offer which may be accepted and (y) no binding agreement between the Lender and the Borrower with respect to the transactions described herein is intended to be created unless and until definitive agreements contemplated hereby have been negotiated, executed and delivered by the parties thereto.

Borrower:	Elpida Memory, Inc. (“Borrower”)

Guarantors:

All obligations of the Borrower will be unconditionally and irrevocably guaranteed, jointly and severally, by each of Elpida Memory (USA) Inc., Elpida Memory (Taiwan) Co., Ltd., Elpida Memory (Hong Kong) Co., Ltd., Elpida Memory (Europe) S.a.r.l. and Elpida Memory International B.V.

Lender:	Micron Technology, Inc. (“Micron”) or a direct or indirect subsidiary of Micron (“Lender”)

Facility:

Revolving line of credit allowing for borrowings in an aggregate principal amount of up to ¥160 oku at any time outstanding (the “Facility”). The Facility would be evidenced by an agreement having the terms and conditions set forth herein (the “New Facility Agreement”).

Borrowings:

A borrowing under the Facility (a “Borrowing”) must be in the principal amount of ¥10 oku, and integral multiples of ¥5 oku in excess thereof. A Borrowing may be requested no more than once per month and upon at least 5 business days notice. Borrowings will be made on the first business day of the month.

Borrowings that are repaid or prepaid may be

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reborrowed, subject to satisfaction of the borrowing conditions.

Borrowing Base:

“Eligible Receivables” are trade receivables of the Borrower and the Guarantors that are subject to a perfected first priority security interest in favor of the Lender and which satisfy conditions specified by the Lender.(1)

“Outstanding Eligible Receivables Amount” means the amount obtained by multiplying the outstanding receivable amount of each Eligible Receivable (determined in accordance with the Existing Facility Agreement and subject to such changes as may be appropriate in respect of the New Facility Agreement) by the rates determined by the Lender in accordance with the character of each Eligible Receivable.(2)

Use of Proceeds:	Operating capital of the Borrower (but not capital expenditures).

Interest Rate:

Borrowings outstanding under the Facility would bear interest at the rate of [*]% per annum, plus additional interest at the rate of [*]% per annum (compounding monthly) payable only in the event the Facility matures and the commitments thereunder terminate as a result of any of the circumstances described in clause (i) or (ii) under “Maturity Date” below.

Default Interest Rate:	[*]% per annum.

Maturity Date:

The Facility will mature, and the commitments thereunder will terminate, and all principal, interest and other amounts thereunder will be due and payable, upon (i) the termination or cancellation of the Sponsor Agreement by either party prior to closing, (ii) the occurrence of an event that gives Micron the right to terminate or cancel the Sponsor Agreement prior to closing (regardless of whether Micron terminates or cancels), (iii) immediately prior to the closing under the Sponsor Agreement or (iv) December 31, 2013.

Any Borrowings or other amounts outstanding under

(1)  Subject to further review of eligibility criteria used by the lender under the Existing Facility Agreement.

(2)  Subject to further review of the advance rates used by the lender under the Existing Facility Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the New Facility Agreement immediately prior to the closing under the Sponsor Agreement will be repaid through an offset, in-kind contribution or otherwise against Micron’s investment amount and such repaid amount will be treated in accordance with the Sponsor Agreement.

Arrangement Fee:

¥[*] (the “Arrangement Fee”), plus an additional ¥[*] payable only in the event the Facility matures and the commitments thereunder terminate as a result of any of the circumstances described in clause (i) or (ii) under “Maturity Date” above.

Indemnity; Costs; Taxes:	Same as the Existing Facility Agreement.

Mandatory Prepayments:

The Borrower would be required to prepay Borrowings on the last business day of each month if, as of the first business day of such month, the combined cash and cash equivalents of the Borrower and the Guarantors exceed ¥[*] oku (determined on an as-converted basis in the case of cash or cash equivalents denominated in a currency other than yen), to the extent of such excess.

Voluntary Prepayments:

Upon 5 business days prior written notice to the Lender, on the last business day of any month the Borrower may prepay the Borrowings, without premium or penalty, in minimum amounts and integral multiples in excess thereof to be agreed.

Interest Payments:	Interest is payable monthly in arrears on the last business day of each month.

Collateral; Security Interest:	Same as for the Existing Facility Agreement.

Escrow Account; Collection Accounts:

Same as the Existing Facility Agreement, however such accounts will be opened and maintained at the bank designated or approved by the Lender and be subject to control and escrow agreements in form and substance satisfactory to the Lender.

Financial Covenants:	Same as the Existing Facility Agreement.

Restrictions on mergers, asset transfers, etc. :	Same as the Existing Facility Agreement.

Documentation:	Substantially the same as the Existing Facility Agreement and related collateral documents, and reflecting the additions, modifications and changes set

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

forth in this Term Sheet as well as such other changes as may be appropriate to reflect Micron or one of its subsidiaries as the lender.

Covenants:	Same as the Existing Facility Agreement, with the following modifications: (1) Delivery of reports and bank statements with respect to the Escrow Account and Collection Accounts.

Events of Default:

Same as the Existing Facility Agreement, with the following additional events of default:

(1) Appropriate insolvency and bankruptcy events of default with respect to the Guarantors.

(2) Cross-default specifically referencing financing arrangements contemplated by the CapEx Facility Term Sheet (including the notes thereto).

Representations and Warranties:	Same as the Existing Facility Agreement.

Conditions Precedent to Closing:

Same as the Existing Facility Agreement, with the following modifications:

(1) The Existing Facility Agreement shall have been terminated and repaid in full, and all liens and security interests granted thereunder shall have been released.

Conditions Precedent to each Borrowing:

Same as the Existing Facility Agreement, with the following additional conditions precedent:

(1)The Borrower must have operated its business in accordance with the Interim Business Plan.

(2)The consolidated cash and cash equivalents of the Borrower and the Guarantors (determined on an as-converted basis in the case of cash or cash equivalents denominated in a currency other than yen) must be less than ¥[*] oku.

(3) There shall not exist any formal challenge, motion or initiative by any creditor or group of creditors which could reasonably be expected to (i) result in a successful

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

challenge or opposition to Borrower’s selection as sponsor or to a plan of reorganization proposal, and (ii) prevent the parties from implementing the transactions contemplated by the Sponsor Agreement.

Changes in Law; Increase Costs, etc:	Same as the Existing Facility Agreement.

Governing Law:

This Term Sheet, the New Facility Agreement and all other loan documents will be governed by the laws of Japan except to the extent perfection of any of the collateral is governed by the laws of another jurisdiction.

Language:	The New Facility Agreement and the other loan documents shall be written in Japanese which shall be the governing language.

Effectiveness:

The New Facility Agreement shall be effective upon the satisfaction of the conditions set forth therein, including obtaining the permission and approval of the court managing the corporate reorganization procedure (The Tokyo District Court, 2012 (mi) No. 1) of the Borrower with respect to the terms and conditions of the New Facility Agreement and the security interests to be granted in respect thereof.

Confidentiality:

Neither the Borrower and the Trustees, on the one hand, nor Micron, on the other hand, shall disclose the existence or contents of this Term Sheet to any person without the express written consent of the other party; provided, however, that the Micron, the Borrower and the Trustees shall be permitted to disclose the foregoing without the other’s prior written consent: (a) to the extent disclosure is required under applicable securities laws, but in any such event the disclosing party shall give prior notice to the other party of such proposed disclosure and the reasons therefor and the opportunity to comment thereon; and (b) on a need to know basis to their officers, directors, employees, consultants, advisors (legal, financial and accounting) and financing sources.

The New Facility Agreement will reflect that Micron may disclose the New Facility Agreement as may be required by applicable law, including the rules and regulations of the United States Securities and Exchange Commission.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Costs and Expenses:

In addition to the Arrangement Fee, the Borrower will pay any expenses incurred by the Lender in respect of the preparation, execution, delivery, administration, waiver or modification and enforcement of the New Facility Agreement and the loan documentation contemplated thereby (including the reasonable fees, disbursements and other charges of counsel). In addition, the Borrower will pay or reimburse the Lender for all stamp or other taxes with respect to the preparation, delivery, registration, performance, enforcement, change or modification of the New Facility Agreement and related loan documentation.

(End of Attachment 6.1)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 6.2

Term Sheet — Capital Expenditure Facility

Confidential Draft of 22 June 2012
For Discussion Purposes Only

Important General Notes:

1.              This Term Sheet was originally prepared to summarize the terms on which Micron Technology, Inc. (“Micron”) would commit that Micron or a direct or indirect subsidiary of Micron would provide financing for eligible capital expenditures to Elpida Memory, Inc. (“Elpida”) and to support eligible capital expenditures of Rexchip Electronics Corporation (the “Sponsor CapEx Financing”), which financing may be in the various forms contemplated by this Term Sheet.

2.              As described in the Sponsor Agreement, the parties have agreed that instead of Micron providing such financing, the Trustees shall cause Elpida to make efforts as much as possible to obtain third party financing arrangements, including secured or unsecured loans, capital leases, operating leases, sale-leasebacks, vendor financing or any combination thereof, on terms and conditions similar to those set forth in or contemplated by this Term Sheet (including the Cash Condition defined below in the Term Sheet), as such terms and conditions may be reasonably modified to reflect terms customary for financings of that type and to obtain financing under then-prevailing applicable financing market conditions, or on terms and conditions otherwise reasonably acceptable to Micron (any such financing arrangements, “Third Party CapEx Financings”).  Micron has agreed in the Sponsor Agreement that it shall make efforts as much as possible to a reasonable extent to assist Elpida in obtaining Third Party CapEx Financings in lieu of the Sponsor CapEx Financing.

3.              The parties have also agreed that with respect to any such Third Party CapEx Financings, Micron will reimburse Elpida for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in this Term Sheet and (y) the actual interest (or its equivalent) accrued and payable for the applicable period pursuant to any such Third Party CapEx Financings, provided that Micron shall not be required to reimburse Elpida for any such interest to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between any arrangement fees that would have been incurred and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payable upon the effectiveness of the Sponsor CapEx Financings and the actual fees incurred and payable upon the effectiveness of any such Third Party CapEx Financing.  In addition, with respect to Third Party CapEx Financings, Micron shall make efforts as much as possible to a commercially reasonable extent to arrange for maturities and amortization schedules matching as nearly as practicable the remaining useful lives and corresponding depreciation schedules of financed equipment, subject to a maximum of [*] months amortization.

4.              At Micron’s election or in the event such payment guarantee is necessary in order to secure such Third Party CapEx Financings, any such Third Party CapEx Financings will be supported by a payment guarantee from Micron or one of its subsidiaries, provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor, which will include (i) complete subrogation to the rights of the lender/lessor in the event the payment guarantee is called upon, (ii) a reimbursement agreement by Elpida and/or Rexchip in favor of Micron or its subsidiaries with respect to amounts paid under the payment guarantee, (iii) the grant of a perfected first priority security interest in Rexchip’s shares and other unencumbered collateral owned by Elpida or its subsidiaries, to secure the reimbursement obligations under the reimbursement agreement, (iv) a limited period of time following the termination of the Sponsor Agreement to demand payment upon such payment guarantee, after which time the payment guarantee shall terminate (excluding any subrogation rights), and (v) other provisions as necessary or appropriate to put Micron as nearly as practicable in the same position as it would have been had it provided Sponsor CapEx Financing as contemplated on the terms and conditions set forth in this Term Sheet (including, without limitation, (A) remedies if guarantee is called upon, (B) early maturity upon termination of the Sponsor Agreement, or circumstances that give rise to the right of Micron to terminate the Sponsor Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings (or the equivalent) during certain challenges by creditors to the plans of reorganization, and (E) rights to repossess and dispose the related capital equipment and other collateral).  The governing law and language of the documentation for any Third Party CapEx Financing (including any Micron payment guarantee) will be Japanese, except to the extent a different law or language is required by the lender(s), lessor(s) or other source(s) of financing (other than Micron or any of its subsidiaries).

5.              This Term Sheet is included as an attachment to the Sponsor Agreement solely for the purpose of applying the provisions of the foregoing Notes.  However, if Third Party

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CapEx Financing is not available within a reasonable period of time, taking into account the amount of the requested financing and then prevailing financing market conditions, prior to when the Borrower is scheduled to make any capital expenditures after Elpida and Micron using their efforts to obtain such financing as contemplated by the Sponsor Agreement, Micron shall provide Sponsor CapEx Financing to Elpida as contemplated by the Sponsor Agreement, however, the form of any such Sponsor CapEx Financing (i.e. secured loan, capital lease, operating lease, sale-leaseback or any combination thereof) shall be at the election of Micron and shall be subject to the negotiation and execution of definitive documents therefor in form and substance reasonably acceptable to Micron.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TERM SHEET

Capital Expenditures Facility

Reference is made to the Sponsor Agreement proposed to be entered into between Micron Technology, Inc. (“Micron”) and Nobuaki Kobayashi and Yukio Sakamoto, as trustees (the “Sponsor Agreement”).  The following outlines the terms and conditions under which Micron would provide financing to Elpida Memory, Inc. for capital expenditures.  Except for the sections of this Term Sheet titled “Confidentiality”, “Costs and expenses” and “Governing law”, which the parties intend to be binding, (x) this Term Sheet is non-binding, is not intended to give rise to any legal obligations, and does not constitute an offer which may be accepted and (y) no binding agreement between the Lender and the Borrower with respect to the transactions described herein is intended to be created unless and until definitive agreements contemplated hereby have been negotiated, executed and delivered by the parties thereto.

Borrower:	Elpida Memory, Inc. (“Borrower”)

Guarantor:	Elpida Memory (Taiwan) Co., Ltd. (“Guarantor”)

Lender:	Micron Technology, Inc. or a direct or indirect subsidiary of Micron (“Lender”)

Facility:

Multiple draw term loan facility (the “Facility”) of up to ¥640 oku (the “Commitment”). Up to ¥400 oku of the Commitment (the “Period 1 Commitment”) may be drawn prior to June 30, 2013. The Facility would be evidenced by an agreement in a form usual and customary for facilities and transactions of this type and having the terms and conditions set forth herein (the “Facility Agreement”).

Borrowings:

A borrowing under the Facility (a “Borrowing”) must be in the principal amount of ¥10 oku, and integral multiples of ¥1 oku in excess thereof. Borrowings that are repaid or prepaid may not be reborrowed.

Drawdown Period:	Borrowings may be made during the period after the effectiveness of the Facility Agreement and ending on June 30, 2014 (the “Drawdown Period”).

Required Capital Expenditures by Borrower:

The Sponsor Agreement will identify an “optimal” technology roadmap and corresponding capital expenditures (including quarterly spend) for the Borrower and Rexchip Electronics Corporation (“Rexchip”) (which may be by reference to the Interim Business Plan) (“Optimal Capex”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Interim Business Plan” means a business plan governing the operations of the Borrower and its subsidiaries and reasonably acceptable to Micron.

Use of Proceeds:

Borrowings may be used for Eligible CapEx.

“Eligible CapEx” means (i) prior to the closing under the Sponsor Agreement (the “Sponsor Agreement Closing”), maintenance and process technology node conversion capital expenditures of the Borrower or to support maintenance or process technology node conversion capital expenditures of Rexchip, in each case as provided in the Interim Business Plan and (ii) after the Sponsor Agreement Closing and subject to “Mandatory Prepayment” below, for capital expenditures of the Borrower or to support capital expenditures of Rexchip, in each case in accordance with a Micron approved business plan.

[*]. The Catch-Up Borrowings (i) may be made on the first business day of any month or immediately prior to the Sponsor Agreement Closing, (ii) shall be subject the satisfaction of all other conditions to Borrowing other than the Cash Condition (as defined below), (iii) will be subject to the Borrower granting to the Lender a perfected first priority security interest in the equipment or other property purchased by the Borrower or Rexchip that is being reimbursed pursuant to the Catch-up Borrowing and (iv) will be subject to the overall limit on utilization of the Commitment and the limitation that the additional 240 oku Yen availability subsequent to 30 June 2013 may not be utilized for Catch-Up Borrowings for Eligible CapEx expended prior to 30 June 2013.

Interest Rate:

Borrowings outstanding under the Facility would bear interest at the rate of [*]% per annum (such rate to be fixed at the time of drawdown) plus additional interest at the rate of [*]% per annum (compounding monthly) payable only in the event of a mandatory prepayment as a result of any of the circumstances described in the second paragraph under “Mandatory Prepayment” below.

Default Interest Rate:	[*]% per annum prior to the Sponsor Agreement Closing and [*]% after the Sponsor Agreement Closing.

Maturity Date/Amortization:	The Facility will mature, and all principal, interest and other amounts thereunder will be due and payable, on the earliest of (i) last day of the month during which the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

fourth anniversary of the end of the Drawdown Period occurs, (ii) the last day of the month during which the final amortization payment is due for the last Borrowing that was made and (iii) June 14, 2014 if no Borrowings are then outstanding.

The principal amount of each Borrowing and interest thereon will be payable in 48 equal monthly installments on the last day of the month commencing with the month following the date the Borrowing is made.

Pre-Sponsor Agreement Closing: Substitute Financing and Provision of Equipment:

In lieu of the Facility contemplated by this Term Sheet, Micron at its election may fulfill its obligations to provide the capital expenditures financing contemplated by this Term Sheet through one or more of the following alternatives:

(1)   For any of the Optimal CapEx referenced in the Interim Business Plan that is identified by the parties as not needed beyond two to three years from the date of original installation of such equipment, the Borrower and the Lender will make efforts as much as possible to a reasonable extent to arrange for a third party to provide funding or leasing arrangements for such equipment on reasonable terms and conditions reasonably satisfactory to the Lender. The parties anticipate that such arrangements shall be in the form of one or more operating leases on market terms. The Lender’s Commitment shall be reduced by the amount of such substitute funding or leasing arrangement so obtained.

(2)   The Lender may arrange for a third party to provide secured or unsecured loans, capital leases, operating leases, sale-leasebacks, vendor financing, or any combination thereof, on terms and conditions reasonably satisfactory to the Lender in substitution for all or a portion of the Commitment, and the Lender’s Commitment shall be reduced by the amount of such substitute

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

funding or leasing arrangement.

(3)   In lieu of Borrowings with respect to the unutilized portion of the Commitment, Micron or one of its subsidiaries may purchase equipment to be made available for use by the Borrower at its fab or Rexchip at its fab. Such use shall be pursuant to lease, bailment or consignment arrangements satisfactory to Micron in its sole discretion, including the payment of rent and other fees comparable to those provided for in this Term Sheet, the right of Micron or its subsidiaries to recover such equipment, a perfected first priority security interest in such equipment and the Rexchip Shares and other unencumbered property of the Borrower, the reimbursement for any losses incurred upon repossession of such equipment, early maturity upon termination of the Sponsor Agreement, or circumstances that give rise to the right of Micron to terminate the Sponsor Agreement, without the Sponsor Agreement Closing having occurred, and payment of contingent interest and fees in the event of any such early maturity. The Borrower’s and Rexchip’s obligations in such event shall be supported by a pledge of the Rexchip Shares (as defined below). For the avoidance of doubt, the arrangements contemplated by this paragraph (3) shall be made only with respect to capital expenditures of the type that may be the subject of a lease, bailment or consignment and with respect to which Micron or its subsidiaries have a perfected first priority security interest.

In connection with the financing arrangements contemplated by paragraphs (1) and (2) above, at Micron’s election or to the extent such payment guarantee is necessary to secure such financing

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

arrangements, Micron or one of its subsidiaries will provide credit support in the form of a payment guarantee provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to Micron, including (i) complete subrogation to the rights of the lender/lessor in the event the payment guarantee is called upon, (ii) a reimbursement agreement the Borrower and/or Rexchip in favor of Micron or its subsidiaries with respect to amounts paid under the payment guarantee, (iii) the grant of a perfected first priority security interest in the Rexchip Shares and other unencumbered collateral owned by the Borrower or its subsidiaries to secure the reimbursement obligations under the reimbursement agreement, (iv) a limited period of time following the termination of the Sponsor Agreement to demand payment upon such payment guarantee, after which time the payment guarantee shall terminate (excluding any subrogation rights) and (v) other provisions necessary or appropriate to put Micron as nearly as practicable in the same position it would have been had the Borrowings been extended (including, without limitation, (A) remedies if guarantee is called upon, (B) early maturity upon termination of the Sponsor Agreement, or circumstances that give rise to the right of Micron to terminate the Sponsor Agreement, without the Sponsor Agreement Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings (or the equivalent) during certain challenges by creditors to the plans of reorganization, and (E) rights to repossess and dispose the related capital equipment and other collateral).

With respect to the financing arrangements contemplated by (1) and (2) above, Micron will reimburse the Borrower for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in this Term Sheet and (y) the actual interest (or its equivalent) accrued and payable for the applicable period pursuant to any such financing arrangements, provided that Micron shall not be required to reimburse the Borrower for any interest (or its equivalent) to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any arrangement fees that would have been incurred and payable under this Term Sheet and the actual fees incurred and payable upon the effectiveness of any such financing arrangements.

If Micron elects to fulfill its obligations to provide capital expenditures financing with the alternatives contemplated by paragraph (1) and (2) above, and such financing is not available within a reasonable period of time, taking into account the amount of the requested financing and then prevailing financing market conditions, prior to when the Borrower is scheduled to make any capital expenditures, then Micron will satisfy its obligations, at its election, through Borrowings or one or more of the alternatives contemplated by, and subject to the requirements set forth in, paragraph (3) above.

The governing law and language of the documentation for any financing arrangement contemplated by paragraph (1) or (2) above (including any Micron payment guarantee) will be Japanese, except to the extent a different law or language is required by the lender(s)/lessor(s).

Pursuant to the Sponsor Agreement, in no event will Micron or any of its subsidiaries be required to enter into any financing arrangement or make any loans or extend credit or take any other actions with respect to the financing arrangements contemplated by this Term Sheet that would constitute a violation of any laws or that would require Micron or any of its subsidiaries to submit to any registration or other regulatory requirements with respect to the carrying out of financing activities in Japan.

Arrangement and Commitment Fee:	¥[*] payable only in the event of a mandatory prepayment as a result of any of the circumstances described in the second paragraph under “Mandatory Prepayment” below.

Drawdown Fee:

¥[*] payable with respect to each Borrowing made prior to the Sponsor Agreement Closing (the “Drawdown Fee”) and payable only in the event of a mandatory prepayment as a result of any of the circumstances described in the second paragraph under “Mandatory Prepayment” below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnity; Taxes:	Usual and customary for facilities and transactions of this type.

Mandatory Prepayment:

The Facility Agreement would provide for mandatory prepayment of the Borrowings upon any sale or disposition of, or casualty with respect to, any financed Equipment or other Collateral.

The Commitment under the Facility Agreement will terminate, and all principal, interest and other amounts thereunder will be due and payable, upon (i) the termination or cancellation of the Sponsor Agreement by either party prior to the Sponsor Agreement Closing or (ii) the occurrence of an event that gives Micron the right to terminate or cancel the Sponsor Agreement prior to the Sponsor Agreement Closing (regardless of whether Micron terminates or cancels).

If (i) the Borrower uses any Borrowings to support Eligible CapEx of Rexchip through a financing from the Borrower to Rexchip (the “Rexchip CapEx”) and (ii) thereafter either (A) Micron purchases all of the shares of Rexchip held by the Borrower and Elpida Memory (Taiwan) Co., Ltd., or (B) following the Sponsor Agreement Closing, Rexchip no longer sells any of its products to the Borrower or any of its subsidiaries as a result of implementation of the “cost plus model” contemplated by the Sponsor Agreement, then (x) Eligible CapEx shall no longer include capital expenditures of Rexchip, (y) any financing made by the Borrower to Rexchip for Rexchip CapEx may become due and payable, and (z) the Borrower shall use the proceeds of any repayment described in the preceding clause (y) to repay the principal of the Borrowings with respect to such Rexchip CapEx (which repayment shall be accompanied by accrued and unpaid interest on the principal being repaid).

Voluntary Prepayments:

Upon 5 business days prior written notice to the Lender, on the last business day of any month the Borrower may prepay the Borrowings, without premium or penalty, in minimum amounts and integral multiples in excess thereof to be agreed.

Interest Payments:	Interest is payable monthly in arrears on the last day of each month.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Collateral; Security Interest:

The Borrowings and other obligations under the Facility Agreement would be secured by a perfected first priority security interest in (i) the financed equipment and other property constituting Eligible CapEx and all additions, replacements, accessions and improvements thereto and the proceeds and products thereof (collectively, the “Equipment”) (including, without limitation, (i) any such Equipment held by or at Rexchip pursuant to arrangements (including conditional sale arrangements) satisfactory to the Lender and (ii) any Equipment that is the subject of a Catch-Up Borrowing), [*] (collectively, the “Collateral”).

The appropriate affiliates of the Borrower shall have entered into an intercreditor agreement in form and substance satisfactory to the Lender with respect to the pledge of the Rexchip shares.

[*]	[*]

Documentation:	Usual and customary for facilities and transactions of this type.

Negative and Affirmative Covenants:

Usual and customary for facilities and transactions of this type, including: delivery of financial statements and other information; maintenance of existence, power and authority; conduct of business; compliance with laws; payment of taxes and claims; insurance; inspection of property, books and records and discussions; maintenance of the Equipment; insurance; perfection and locations of collateral; further assurances; sales of assets (including the Equipment); liens; indebtedness; transactions with affiliates; restrictions on fundamental changes; investments; and restrictive agreements.

Events of Default:

Usual and customary for facilities and transactions of this type, including: failure to make payments when due; breach of covenants; breach of representation or warranty; default as to other indebtedness (including, without limitation, any DIP financing provided by the Lender or any third party); bankruptcy events; judgments and attachments; dissolution; certain employee benefit plan events; change in control (to be defined); and actual or asserted invalidity of guarantees.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Representations and Warranties:

Usual and customary for facilities and transactions of this type, including: organization; power and authority; governmental approval and licenses; due execution and enforceability; non-contravention of law, charter documents or agreements; litigation; title to equipment and locations; financial statements; taxes; properties; compliance with laws; burdensome agreements; security documents; accuracy of information.

Conditions Precedent to Closing:

Usual and customary for facilities and transactions of this type, including: execution and delivery of the Facility Agreement and other loan documentation; delivery of customary secretary’s and officer’s certificates and satisfactory evidence of corporate authority; delivery of financial statements and other financial information; execution of guarantees; delivery of satisfactory legal opinions; evidence of insurance; payment of fees and expenses; accuracy of the representations and warranties; absence of defaults; delivery of other documents reasonably requested by the Lender.

Conditions Precedent to each Borrowing:

Usual and customary for facilities and transactions of this type, including:

The Borrower’s execution on its capital expenditures plan through the date of the Borrowing must be consistent with the Interim Business Plan.

The consolidated cash and cash equivalents (determined on an as-converted basis in the case of cash or cash equivalents denominated in a currency other than yen) of the Borrower, excluding the cash and cash equivalents of Rexchip and ECM, must be less than ¥[*] oku (the “Cash Condition”).

There shall not exist any formal challenge, motion or initiative by any creditor or group of creditors which could reasonably be expected to (i) result in a successful challenge or opposition to Lender’s selection as sponsor or to a plan of reorganization proposal, and (ii) prevent the parties from implementing the transactions contemplated by the Sponsor Agreement.

No defaults or event of default shall exist at the time thereof and after giving effect to the Borrowing.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The accuracy of the representations and warranties.

The Lender must have a perfected first priority security interest in the Eligible CapEx that is the subject of the Borrowing, as well as all of the other Collateral (including, for avoidance of doubt, any Eligible CapEx that is the subject of a Catch-Up Borrowing).

Payment of the Drawdown Fee.

Expenses:	Usual and customary for facilities and transactions of this type.

Governing Law:

This Term Sheet, the Facility Agreement and all other loan documents will be governed by the laws of Japan except to the extent the security interest in any of the collateral is governed by the laws of another jurisdiction.

Language:	The Facility Agreement and the other loan documents shall be written in Japanese which shall be the governing language.

Effectiveness:

The Facility Agreement shall be effective upon the satisfaction of the conditions set forth therein, including obtaining the permission and approval of the court managing the corporate reorganization procedure (The Tokyo District Court, 2012 (mi) No. 1) of the Borrower with respect to the terms and conditions of the Facility Agreement and the security interests to be granted in respect thereof.

Post Sponsor Agreement Closing Matters:

In lieu of Borrowings with respect to the unutilized portion of the Commitment, Micron or one of its subsidiaries may purchase equipment to be made available for use by the Borrower at its fab or Rexchip at its fab.

If requested by Micron, the Borrower and the Lender will make efforts as much as possible to a reasonable extent to arrange for the refinancing of all or a portion of the outstanding Borrowings. The proceeds of any such refinancing would be used to prepay outstanding Borrowings, and the Lender’s security interest in the Equipment related to such Borrowings would be released upon such prepayment.

The Lender may arrange for a third party to provide funding or a leasing arrangement in substitution for all

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or a portion of the Commitment, and the Lender’s Commitment shall be reduced by the amount of such substitute funding or leasing arrangement.

Confidentiality:

Neither the Borrower and the Trustees, on the one hand, nor Micron, on the other hand, shall disclose the existence or contents of this Term Sheet to any person without the express written consent of the other party; provided, however, that the Micron, the Borrower and the Trustees shall be permitted to disclose the foregoing without the other’s prior written consent: (a) to the extent disclosure is required under applicable securities laws, but in any such event the disclosing party shall give prior notice to the other party of such proposed disclosure and the reasons therefor and the opportunity to comment thereon; and (b) on a need to know basis to their officers, directors, employees, consultants, advisors (legal, financial and accounting) and financing sources.

The Facility Agreement will reflect that Micron may disclose the Facility Agreement as may be required by applicable law, including the rules and regulations of the United States Securities and Exchange Commission.

Costs and Expenses:

The Borrower will pay any expenses incurred by the Lender in respect of the preparation, execution, delivery, administration, waiver or modification and enforcement of the Facility Agreement and the loan documentation contemplated thereby (including the reasonable fees, disbursements and other charges of counsel). In addition, the Borrower will pay or reimburse the Lender for all stamp or other taxes with respect to the preparation, delivery, registration, performance, enforcement, change or modification of the Facility Agreement and related loan documentation.

(End of Attachment 6.2)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 7-1

Description of Cost Plus Model

(Including Transition Period)

•                              From Closing until full implementation of the cost plus model

•                        Reorganization Company will continue selling Hiroshima and Rexchip product “at-market”

•                        Akita Reorganization Company will continue providing assembly and test services to Reorganization Company under current arrangements

•                        Rexchip will continue to sell to Reorganization Company under current terms and conditions

•                        Sponsor (or its applicable subsidiary) purchases Both Reorganization Companies’ IP at fair market value based on a third-party valuation conducted after the Closing Date, less the cost of a license of such IP back to the Reorganization Company from Sponsor (or its applicable subsidiary) for the period prior to complete implementation of the cost plus model

•                        Sponsor (or its applicable subsidiary) pays cost plus of approximately 5-10% on Reorganization Company (which, for the avoidance of doubt, excludes Rexchip) and Akita Reorganization Company research and development costs

•                              Beginning with the implementation of the cost plus model (estimated to be completed within [*] after the Closing Date):

•                        Reorganization Company will sell wafers (probed or unprobed at Sponsor’s election) to Sponsor (or its applicable subsidiary) under a cost plus supply arrangement providing for a margin on costs (as set forth in Exhibit A below) of approximately 5-10%

•                        Sponsor (or its applicable subsidiary) will commit to purchase every month all wafers and products produced by Reorganization Company

•                        Reorganization Company will provide research and development to Sponsor (or its applicable subsidiary) and sales, marketing and administrative services to Sponsor (or its applicable subsidiary) under a cost plus services arrangement providing for a margin on such costs of approximately 5-10%

•                        Akita Reorganization Company will continue providing assembly and test services to Reorganization Company under a cost plus services arrangement providing for a margin on costs (as set forth in Exhibit A below) of approximately 5-10% and research and development to Sponsor (or its applicable subsidiary, which may include the Reorganization Company) under a cost plus arrangement providing for a margin of approximately 5-10%

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                        Rexchip will sell wafers directly to Sponsor (or its applicable subsidiary) and will no longer sell products through Reorganization Company

•                        Sponsor will make decisions regarding whether and the extent wafers sold by the Reorganization Company will be probed or unprobed

•                              Applicable margins will be set within the approximate 5-10% range (with some potential for a higher margin) based on applicable tax consideration.  Exact margins can only be fixed after final determination of cost basis of the property, plant and equipment as well as the remaining useful life of the assets, and taking into consideration required cash flows to support anticipated capital expenditures and Installment Payments.

•                              To the extent consistent with applicable tax Laws and regulations, the Sponsor will review with the Trustee applicable margins periodically to confirm that the margins are appropriate for the businesses, and evaluate the need to reset such margins (within the approximate 5-10% range).

•                              References herein to the term “margin” or “margins” in this Attachment 7-1 mean “mark-up”.

Illustrative Example of Determining Cost Plus for the Reorganization Company

A three step process is used to aggregate the legal entity spending and to charge out the cost to the appropriate Sponsor legal entities:

•                  Step 1:  Aggregate costs by category for (i) manufacturing costs and other cost of sales, (ii) general and administrative expenses and (iii) non-operating expenses or income and extraordinary loss or gain, and (iv) aggregate research and development costs.

•                  Step 2:  Set margin applicable to each category of costs per the intercompany transfer price cost structure.  Exact margin can only be fixed after final determination of cost basis of the property, plant and equipment as well as the remaining useful life of the assets.  Once the cost basis is determined, the margin will be fixed at a level taking into consideration required cash flows to support anticipated capital expenditures and Installment Payments.

•                  Step 3:  Charge Sponsor (Singapore subsidiary) for the costs of goods manufactured for sale ((i), (ii) and (iii) as provided above) by taking the total and dividing it by the number of wafers shipped.  Research and development costs are aggregated and charged directly to Sponsor on a monthly basis.

The three step process is illustrated below, assuming a total base cost of 100 for purposes of illustration only:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

	Monthly costs / reimbursements	Margin	Steps
Costs
COGS	75
SG&A	5
Total COGS and SG&A	80		1
R&D	15		1
Non-OP & Ext. Loss/Gain	5
Total	100

Reimbursement + margin (Revenue to Reorganization Company)
COGS and SG&A, Non-OP & Ext. Loss/Gain	91.4	7.5%	2
R&D	16.2	7.5%	2
Total	107.5

R&D billing	16.2		3
Wafer billing (Total — R&D billing)	91.4		3

EXHIBIT A

Cost and Expenses Definitions for Cost Plus Model

1)             Costs excluded from Cost Plus Model

a)             interest costs or interest earned caused by financial activities

b)             income taxes

2)             Determination of Manufacturing Costs and Other Costs of Sales (which are presented in the line item “COGS” in the above illustrative example)

a)             Manufacturing Costs:  Reorganization Company’s actual manufacturing costs will reflect all direct and indirect costs of manufacture including manufacturing overhead as determined in a manner consistent with Japanese statutory accounting practices and in

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accordance with Reorganization Company’s internal accounting policies and procedures.  Manufacturing costs typically include:

i)                 Direct manufacturing cost including but not limited to:  costs of direct labor for manufacturing operations staff and direct materials including, but not limited to wafers, chemicals, gases, slurry, photo resist and reticles and probe cards.

ii)              Indirect manufacturing costs including but not limited to: costs of indirect labor for technician, engineering and manufacturing management staff; employee relocation and spare parts associated with the wafer manufacturing equipment as well as equipment service agreements; test wafers, wafer carriers, targets, quartz ware, polishing pads, allowance for obsolete materials or spare parts; other costs specially associated within a manufacturing area that supports the production operation and the staff, such as travel, training, uniforms and general operating supplies.

iii)           Manufacturing/indirect overhead costs and other processing and incurred costs that are assigned to specific manufacturing area activities.

iv)          Depreciation associated with clean room floor space and the installed property, plant and equipment.

b)             Other Costs of Sales:  Reorganization Company’s other costs of sales includes other costs of sales related to products, and other period costs as allocated and determined in a manner consistent with GAAP and in accordance with Reorganization Company’s internal accounting policies and procedures.

3)             Determination of R&D Costs

a)             Reorganization Company’s R&D costs (which are presented in the line item “R&D” in the above illustrative example) includes any of the following types of costs relating to the Reorganization Company’s activities, as calculated in a manner consistent with Japanese statutory accounting practice and in accordance with its respective internal accounting practices as consistently applied:

i)                 Direct costs including labor, materials, supplies, capital equipment depreciation, and other items directly consumed in the development activities.

ii)              Indirect costs, including costs of maintenance, labor for designers, technicians, engineers, management staff; employee relocation; and other indirect costs (such as travel, training, uniforms and general operating supplies).

iii)           Indirect overhead costs that are reasonably allocated to specific development activities.

R&D Costs shall not include any of the foregoing costs incurred by the Reorganization Company in relation to a product after such product has achieved qualification and shall be net of any credits provided by government or other parties, including NRE arrangements.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b)             Akita Reorganization Company’s R&D costs are determined in the same manner as outlined above for the Reorganization Company.

4)             Determination of General and Administrative Expenses (which is presented in the line item “SG&A” in the above illustrative example):

General and Administrative Expenses shall include all of the other expenses associated with support of Reorganization Company’s manufacturing and research and development spending.  These expenses include spending from functional groups such as finance, human resources, legal, executive office and information technology.

(End of Attachment 7.1)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 7-2

Implementation Actions

Convert Both Reorganization Companies to Cost Plus Model

•                              On or promptly following the Closing Date:

•                              Sponsor (or its applicable subsidiary) purchases Both Reorganization Companies’ IP at fair market value based on a third-party valuation conducted after the Closing Date, less the cost of a license of such IP back to the Reorganization Company from Sponsor (or its applicable subsidiary) for the period prior to complete implementation of the cost plus model.  The purchase price for the IP will be paid in the form of a Sponsor promissory note payable to the Reorganization Company with the following terms:  (1) principal and accrued interest paid on [*] anniversary of the Closing Date; (2) interest accruing at the minimum annual rate required to avoid imputed interest under applicable U.S. treasury regulations, compounding on a semi-annual basis; (3) principal and accrued interest secured by a security interest in the purchased IP; and (4) mandatory prepayment of outstanding principal and accrued interest on any Installment Payment Date to the extent cash and cash equivalents available to the Reorganization Company are insufficient to cover the Installment Payment payable by the Reorganization Company on such date.

•                              The purchased IP will be subject to repurchase by the Reorganization Company in the event of a failure by the Reorganization Company to pay an Installment Payment on the applicable Installment Payment Date and continuation of such failure for thirty (30) days, such repurchase right to be exercisable by written notice within ninety (90) days, provided (i) such purchase shall be at a purchase price equal to the then fair market value as determined by a third party valuation expert, and (ii) the Sponsor shall retain a fully paid license with respect to such IP on terms and conditions reasonably satisfactory to the Sponsor.

•                              Enter into R&D service agreements between Sponsor and Both Reorganization Companies

•                              On or promptly following the date for full implementation of cost plus model (estimated to be completed within [*] after the Closing Date)

•                              Enter into cost plus wafer supply agreement between Sponsor (Singapore subsidiary) and Reorganization Company

•                              Transfer all back-end inventory owned by Both Reorganization Companies to Sponsor (or its applicable subsidiary) upon implementation of the cost plus model

•                              [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                              [*]

•                              [*]

•                              Enter into cost plus general services agreements between Both Reorganization Companies’ and Sponsor (or its applicable subsidiary) for miscellaneous services provided by or for Sponsor (or its applicable subsidiary)

•                              Enter into wafer supply agreement between Sponsor (Singapore subsidiary) and Rexchip and terminate any pre-existing supply arrangements between Reorganization Company and Rexchip

•                              The terms and conditions of each of the foregoing actions with respect to Both Reorganization Companies will be consistent with the terms and conditions in Sponsor’s customary forms used in connection with Sponsor’s other cost plus manufacturing subsidiaries in the case of Reorganization Company and research and development subsidiaries, in the case of Akita Reorganization Company, and will include the economic terms for the cost plus model described in Attachment 7-1, i.e., a cost plus margin of 5-10% and will provide for payment terms of [*] days through 31 December 2016. The Sponsor will use commercially reasonable best efforts to gradually transition payment terms to [*] days thereafter.

(End of Attachment 7.2)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 17.8A

Post-Closing Actions

The following is a summary of areas where the Sponsor contemplates that the Business Trustee will need significant flexibility to operate the Both Reorganization Companies effectively:

IP Matters

•                                          Manage IP portfolio including transfer of IP to another Sponsor-controlled legal entity

•                                          Enter into new license agreements

•                                          Modify existing license agreements

Implement the process technology roadmap as defined by Sponsor in consultation with the Reorganization Company and as modified from time to time as necessary.  Roadmap elements include but are not limited to:

•                                          [*] technology using Sponsor, Reorganization Company or joint product technology

•                                          Converged [*] technology

•                                          Future DRAM technology roadmap and defined process technologies

•                                          [*]

•                                          Investigation of other memory technology options

•                                          R&D capex management

•                                          R&D related task assignment and development resource allocation

Product Development:

•                                          Manage R&D, design team and product engineering assignment

•                                          Responsible for CAD hardware / software contracts, as well as contracts on third-party debug and validation services, product engineering capital and services

•                                          Authority over Jedec, consortium membership and positions, as well as authority over all custom product contracts not on official design roadmap

•                                          Authority over strategic / technical / regional / product marketing teams and assignment

•                                          Define and implement the product roadmap as defined by Sponsor in consultation with the Reorganization Company and modified from time to time as necessary.

Operations:

•                                          Oversight and real-time steering ability over R&D, prototype, and production wafer start processes

•                                          Oversight over Backend and supply chain operations, contracts, sites and locations

•                                          [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer / Commercial Operations:

•                                          Authority over all channel operations including pricing, contracts, AR terms, hubs, warranty and liability terms, returns, for distribution, OEM / ODM / VAR / resellers.

•                                          Authority over disposition of product among segments, customers and channels

•                                          Customer agreement terms and conditions including pricing

•                                          Customer negotiations

Implement the necessary controls environment as required by Section 906 of the Sarbanes-Oxley Act of 2002 which includes but is not limited to:

•                                          Identification of control requirements

•                                          Implementation of systems and processes and implementation of Sponsor’s business systems, supply chain systems, manufacturing systems, and IT infrastructure

•                                          Testing of controls

Implement cost plus model for Both Reorganization Companies as described in Attachment 7-1 and including the actions described in Attachment 7-2

Employee related

•                                          Implement Sponsor’s employee programs and policies including but not limited to:

•                                          Compensation and benefits

•                                          Bonus and incentive pay

•                                          Stock

•                                          Travel

•                                          Severance

•                                          Time off

•                                          Performance planning and appraisal

•                                          Implement organization structure changes

•                                          Implement Sponsor’s headcount approval process

Manage costs

•                                          Manage capital spending

•                                          Manage operating expense spending across operations, R&D, SG&A and other

•                                          Implement Sponsor’s corporate purchasing programs that leverage global spend and corporate rates

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•                                          Consolidate physical offices that are located in close proximity into one location

•                                          Consolidate legal entities that are in the same country

•                                          Leverage Sponsor’s fab cost reduction team

•                                          Sell idle equipment

Implement Sponsor’s policies including but not limited to:

•                                          Environmental Health, Safety and Security

•                                          Quality Programs

Rebrand Reorganization Company to Sponsor including but not limited to:

•                                          www.elpida.com

•                                          Products and marketing material

•                                          External facing documentation including but not limited to PO’s, invoices, shipping documents, sales orders, credit memos, etc.

•                                          Business cards, site signage, employee badges, email addresses

Treasury

•                                          Promptly implement Sponsor’s Treasury policies and procedures (Credit and Collections, Treasury Ops (cash management, investment management, foreign exchange…)

•                                          Support rationalization of worldwide banking platform with Sponsor’s worldwide banking platform

•                                          Support rapid transition from standalone ERM/insurance program to Sponsor/Newco ERM/insurance program

(End of Attachment 17.8A)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 17.8B

Amended and Restated Section 7 of the Order of Commencement in respect of the Reorganization Company

Article 7 of the decision of commencement of the Reorganization Company’s Reorganization Proceedings as of 23 March 2012 shall be amended and restated as follows:

1.                                      transfer, creation of security interest, lease and any other disposal of any Pre-Filing Assets by the Reorganization Company (excluding those within the ordinary course of business, those with respect to surplus, obsolete, worn-out or redundant equipment, security interests created in connection with Permitted Indebtedness and transfers pursuant to sale-leaseback transactions constituting Permitted Indebtedness) (any such transaction, an “Asset Transfer”), except for any Asset Transfer pursuant to which (i) the assets transferred, together with any assets transferred pursuant to any related Asset Transfers, do not have a fair market value that exceeds 50 oku yen, and (ii) the assets are sold for consideration at least equal to fair market value; where “Pre-filing Assets” means any assets owned by the Reorganization Company as of 27 February 2012

2.                                      transfer, creation of security interest, and any other disposal of receivables of the Reorganization Company (excluding collection of receivables by the trustee and security interests created in connection with Permitted Indebtedness)

3.                                      acquisition of assets (excluding purchase of commercial products and other purchases within the ordinary course of business (e.g., inventory, capital equipment, improvements))

4.                                      lending, other than loans or advances to customers or other persons in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Reorganization Company;

5.                                     borrowing (including discount of notes) and guaranty (excluding Permitted Indebtedness).  “Permitted Indebtedness” means (a) any financing for operating capital not exceeding 160 oku yen outstanding at any one time; (b) any financing arrangement contemplated pursuant to Article 6.2 of the Sponsor Agreement; (c) any capital lease or purchase money financing for equipment, property or improvements in the ordinary course of business; (d) any borrowings in connection with one or more letters or credit, performance bonds or security deposits issued by the Reorganization Company or any of its Related Parties in the ordinary course of business; and (e) any borrowings the proceeds of which are used to prepay Installment Payments

6.                                      termination of executory contracts

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.                                      filing or withdrawal of lawsuit, preservation, reconciliation, demand for payment and any other similar demand (excluding any such filing or demand  involving less than 25 oku Yen)

8.                                      settlement of disputes or an agreement for arbitration (excluding any such settlement or agreement involving less than 25 oku Yen)

9.                                      forgiveness of debt, debt burden without consideration and waiver of rights (other than within the ordinary course of business)

10.                               entry into any contract (including any material amendment or extension thereof) that gives rise to common benefit claim except for any Permitted Contract.  “Permitted Contract” means any contract (including any material amendment or extension thereof) that (a) is not reasonably expected to result in obligations of the Reorganization Company in an amount exceeding 20 oku Yen per year; (b) provides for the purchase of assets or services for use in the business of Eclipse (e.g., inventory, capital expenditures or improvements) in an amount not reasonably expected to exceed 120 oku yen per year; (c) provides for non-exclusive licenses of intellectual property on arms’-length terms; or (d) is entered into in connection with any of the actions permitted by any of the other paragraphs of this order (such as a contract providing for Permitted Indebtedness)

11.                               substitution of collateral with respect to secured reorganization claims (excluding creation of pledge on insurance claim with respect to renewed fire insurance as substitute collateral)

(End of Attachment 17.8B)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 20.1(3)

Regulatory Approvals

- Antitrust, competition or merger control or regulatory consents in the following jurisdictions:

1.                                      People’s Republic of China

2.                                      Japan

3.                                      Republic of Korea

4.                                      Republic of China (Taiwan)

5.                                      Czech Republic

6.                                      United States of America

[- Filing under the Foreign Exchange and Foreign Trade Act of Japan]

(End of Attachment 20.1(3))

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 20.2

Available Cash

Overview:

The following process will be used for purposes of determining the amount of Net Available Cash as of the Available Cash Determination Date.  The “Available Cash Determination Date” shall be determined based on an estimated Closing Date as agreed by the Trustee and Sponsor, and shall be the Reorganization Company fiscal month end falling at least 30 Business Days prior to such estimated Closing Date.

Capitalized terms used in this Attachment and not otherwise defined herein have the meaning given them in the Sponsor Agreement, unless the context otherwise requires.

All monetary amounts referenced herein (1) are to be determined in accordance with Japanese statutory accounting practice and in accordance with Both Reorganization Companies internal accounting practices as consistently applied, and shall be net of any applicable reserves and similar items, (2) will include all intercompany items with Rexchip (e.g., accounts payables, accounts receivable, etc.), (3) will exclude all payables that are reorganization claims, etc. held against Both Reorganization Companies , (4) will exclude the effect of “lower of cost or market” writedowns in measuring inventory and cost of goods sold, and (5) will exclude cash and cash equivalents of ECM, whether or not “restricted cash”.

Process:

Within ten (10) Business Days after the Available Cash Determination Date, the Trustees shall deliver to the Sponsor (with a copy to the Independent Expert) a certificate setting forth the Trustees’ calculation of Net Available Cash as of the Available Cash Determination Date (“Preliminary Net Available Cash”), Both Reorganization Companies’ (excluding Rexchip) actual consolidated sales revenues and consolidated cost of goods sold, for the immediately preceding quarter, together with the Target A/R Days, Target Inventory Days and Target A/P Days used to determine Preliminary Net Available Cash (such certificate, the “Closing Net Available Cash Certificate”).

No later than five (5) Business Days following the Available Cash Determination Date, the Sponsor may, at its election, deliver a notice to the Trustees if the Sponsor’s calculation of Net Available Cash differs from Preliminary Net Available Cash, and setting forth the Sponsor’s calculations of Net Available Cash as of the Available Cash Determination Date and of Both Reorganization Companies’ aggregate sales revenues and aggregate cost of goods sold, for the immediately preceding quarter (such notice, an “Objection Notice”).

Upon receipt of an Objection Notice, the Trustees shall negotiate in good faith with the Sponsor for a period of five (5) Business Days to seek agreement on the amount of Net Available Cash.  If the Trustees and the Sponsor are unable to agree on the amount of Net Available Cash during such five (5) Business Day period, then either the Trustees or the Sponsor may refer the dispute to the Independent Expert (as defined below) (such referral, a “Dispute Resolution Request”).

No later than ten (10) Business Days prior to the Available Cash Determination Date, the Sponsor and the Trustees will engage an internationally recognized accounting firm to serve as an independent expert (the “Independent Expert”) to resolve any disputes with respect to the determination of Net Available Cash.  The Independent Expert will be required to deliver its

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

determination of the amount of Net Available Cash no later than seven (7) Business Days following receipt by it of a Dispute Resolution Request from either the Trustees or the Sponsor.  The Independent Expert’s determination of Net Available Cash, which shall not be greater than the amount set forth in the Closing Net Available Cash Certificate nor less than the amount set forth in the Sponsor’s Objection Notice, will be final and binding on the Sponsor and the Trustees.  The amount of Net Available Cash as determined by the Independent Expert or otherwise agreed to by the Trustees and the Sponsor shall be the “Final Net Available Cash” and shall be used to calculate the Net Available Cash Shortfall (such amount, the “Final Net Available Cash Shortfall”.

Defined terms related to the definition of “Net Available Cash”:

“Net Available Cash” means, as of the Available Cash Determination Date, the sum of (i) Available Cash minus (ii) the unpaid balance of the loan and other payment obligations owed by Both Reorganization Companies under the DIP Credit Line or any Third Party DIP Financing on such date plus (iii) the Available Catch-Up Borrowing Amount on such date.

“Available Cash” means, as of the Available Cash Determination Date, Both Reorganization Companies’ (excluding Rexchip) consolidated cash and cash equivalents balance as of such date, excluding restricted cash (“Actual Cash”) less the Cash Adjustment Amount, if negative, or plus the Cash Adjustment Amount, if positive (as applicable).

“Cash Adjustment Amount” means the sum (positive or negative) of (x) the A/R Adjustment Amount, if any, plus (y) the Inventory Adjustment Amount, if any, plus (z)(1) the Positive A/P Adjustment Amount, if any, or minus (2) the Negative A/P Adjustment Amount, if any.

For purposes of determining “Available Cash”:

“A/R Adjustment Amount” means the amount by which actual consolidated accounts receivable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date differs (plus or minus) from the A/R Target.

“A/R Target” means the quotient of (A) the product of (x) Target A/R Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated sales revenue for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target A/R Days” for any quarter means the Target A/R Days for such quarter as set forth in Table 1 below.

“Inventory Adjustment Amount” means the amount by which actual consolidated inventory of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date differs (plus or minus) from the Inventory Target.

“Inventory Target” means the quotient of (A) the product of (x) Target Inventory Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated cost of goods sold for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target Inventory Days” for any quarter means the Target Inventory Days for such quarter as set forth in Table 1 below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Positive A/P Adjustment Amount” means the amount by which actual consolidated accounts payable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date is less than the A/P Target.

“Negative A/P Adjustment Amount” means the amount by which actual consolidated accounts payable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date exceeds the A/P Target.

“A/P Target” means the quotient of (A) the product of (x) Target A/P Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated aggregate cost of goods sold for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target A/P Days” for any quarter means the Target A/P Days for such quarter as set forth in Table 1 below.

Table 1:

	Q3-12	Q4-12	Q1-13	Q2-13	Q3-13	Q4-13	Q1-14	Q2-14
Target A/R Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Target Inventory Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Target A/P Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

“Available Catch-Up Borrowing Amount” means, as of the Available Determination Date, the lesser of (i) the amount of the available Catch-up Borrowing on the Available Cash Determination Date and (ii) (x) prior to 30 June 2013, 400 oku yen, and (y) on and after 30 June 2013, 400 oku yen plus 20 oku Yen for each full month that, as of the Available Cash Determination Date, has elapsed, up to a maximum of an additional 240 oku Yen.

“Net Available Cash Shortfall” means (i) if Net Available Cash is positive, zero; or (ii) if Net Available Cash is negative, the lesser of (a) 160 oku yen and (b) the absolute value of Net Available Cash.

“Available Cash Determination Date” means the date determined by Trustee and Sponsors as follows: a Reorganization Company fiscal month end falling at least 30 Business Days prior to the estimated Closing Date.

(End of Attachment 20.2)